UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 29, 2014

The 2014 Annual Meeting of Stockholders (Annual Meeting) of YRC Worldwide Inc. (we, us, our or the Company) will be held at our corporate headquarters, 10990 Roe Avenue, Overland Park, Kansas 66211, on Tuesday, April 29, 2014 at 10:00 a.m., Central Time, to vote on the following matters:

Proposal 1:	the election of seven members of our Board of Directors named in the accompanying proxy statement;

Proposal 2:	advisory vote to approve named executive officer compensation;

Proposal 3:	the approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan;

Proposal 4:	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014;

and transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting.

Our Board of Directors has fixed the close of business on February 28, 2014 as the record date for determining holders of record (Stockholders) of our common stock, par value $0.01 per share, Series A Voting Preferred Stock, par value $1.00 per share, 10% Series A Convertible Senior Secured Notes due 2015, 10% Series B Convertible Senior Secured Notes due 2015 and Class A Convertible Preferred Stock not subject to the Common Stock Cap (as defined herein) entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a notice to our Stockholders instead of a printed copy of the proxy statement and our 2013 annual report. The notice provides instructions on how to access those materials on the Internet and how to obtain printed copies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote is important and all Stockholders are encouraged to attend the Annual Meeting and vote in person or by proxy.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors:

Michelle A. Friel, Secretary

Overland Park, Kansas

March 19, 2014

YRC WORLDWIDE INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

10990 Roe Avenue

Overland Park, Kansas 66211

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

General Information

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors (Board) for use at our 2014 Annual Meeting of Stockholders (Annual Meeting), to be held at our corporate headquarters, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Central Time, on Tuesday, April 29, 2014, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting. Our telephone number is 913.696.6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website address is www.yrcw.com. Information on our website is not a part of this proxy statement. When used in this proxy statement, the terms we, us, our and the Company refer to YRC Worldwide Inc. and, unless the context requires otherwise, its subsidiaries.

On or before March 19, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (Notice) to the record holders of our common stock, par value $0.01 per share (Common Stock), Series A Voting Preferred Stock, par value $1.00 per share (Series A Preferred Stock), 10% Series A Convertible Senior Secured Notes due 2015 (Series A Notes), 10% Series B Convertible Senior Secured Notes due 2015 (Series B Notes, and collectively with the Series A Notes, Convertible Notes) and Class A Convertible Preferred Stock not subject to the Common Stock Cap (as defined herein) (Voting Convertible Preferred).

Throughout this proxy statement, holders of our Common Stock, the Series A Preferred Stock and the Voting Convertible Preferred are referred to collectively as Securityholders and holders of our Convertible Notes are referred to as Convertible Noteholders. The Common Stock, Series A Preferred Stock, Voting Convertible Preferred and Convertible Notes are referred to collectively as Securities and our Securityholders and Convertible Noteholders are referred to collectively as Stockholders.

Questions and Answers

Why did I receive these materials?

These materials are being provided to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Stockholder, you are invited to attend the Annual Meeting and to vote in person or by proxy on the proposals described in this proxy statement.

What is included in the proxy materials?

The proxy materials include:

•	this proxy statement; and

•	our 2013 annual report.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this proxy statement and our 2013 annual report available to Stockholders electronically on the Internet. On March 19, 2014, we began mailing the Notice to Stockholders of record as of the record date. Holders of our Securities will be able to access the proxy materials on the Internet at www.proxyvote.com or request printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy are found in the Notice. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1.800.884.4225 or at www.computershare.com/contactus.

What am I voting on?

Our Board is soliciting your vote for:

Proposal 1: the election of seven members of our Board of Directors;

Proposal 2: advisory vote to approve named executive officer compensation;

Proposal 3: the approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan; and

Proposal 4: ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for 2014.

What are the Board’s recommendations?

Our Board recommends you vote:

•	FOR the election of the seven directors (Proposal 1);

•	FOR the approval, on a non-binding basis, of the compensation of our named executive officers (Proposal 2);

•	FOR the approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan (Proposal 3); and

•	FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2014 (Proposal 4).

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to view the proxy materials for the Annual Meeting on the Internet. The website on which you can view our proxy materials will also allow you to elect to receive future proxy materials electronically by email, which will save us the cost of printing and mailing materials to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on February 28, 2014 (record date) will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. Pursuant to our Amended and Restated Certificate of Incorporation (Certificate), Convertible Noteholders are entitled to vote on an as-converted-to-common stock basis, subject to certain limitations described below, on all matters on which our Common Stockholders are entitled to vote. Pursuant to the certificate of designations for the Class A Convertible Preferred Stock (Convertible Preferred), the Voting Convertible Preferred is entitled to vote together as a single class with the Common Stock on an as-converted-to-common stock basis on all matters on which our Common Stockholders are entitled to vote, as described below. The Non-Voting Convertible Preferred (as defined below) may not be voted at the Annual Meeting.

How many votes do I have?

On the record date, there were 28,868,093 shares of Common Stock and one share of Series A Preferred Stock (in each case, exclusive of treasury shares) outstanding. Each Stockholder is entitled to one vote for each outstanding share of Common Stock or Series A Preferred Stock held as of the record date.

On the record date, there were $82,504,169 and $15,708,957 in aggregate principal amount outstanding of Series A Notes and Series B Notes, respectively, after giving effect to interest paid in the form of additional Series A Notes and Series B Notes, respectively, and the conversion of Series B Notes into Common Stock through the record date. Pursuant to our Certificate and the indentures governing the Convertible Notes, our Convertible Noteholders are entitled to vote on an as-converted-to-common stock basis on all matters on which our Common Stockholders are entitled to vote, subject to certain limitations described below. Each holder of Series A Notes is entitled, on an as-converted-to-common stock basis, to 29.4067 shares of Common Stock for each $1,000 principal amount of Series A Notes held on the record date. Each holder of Series B Notes is entitled, on an as-converted-to-common stock basis, to 62.4781 shares of Common Stock per $1,000 principal amount of Series B Notes held on the record date, which includes shares issuable as a Make Whole Premium (as defined in the Series B Notes indenture). However, as described in our Certificate and the Convertible Notes indentures, in order to comply with NASDAQ Listing Rule 5640, each holder of Series A Notes is limited to 0.1089 votes for each share of Common Stock on an as-converted-to-common stock basis and each holder of Series B Notes is limited to 0.0594 votes for each share of Common Stock on an as-converted-to-common stock basis. On the record date, the holders of Series A Notes collectively held 264,210 votes and the holders of Series B Notes collectively held 58,299 votes.

On the record date, pursuant to the certificate of designations for the Convertible Preferred, the holder of the Convertible Preferred had the right to vote together as a single class with the shares of the Common Stock on an as-converted-to-common stock basis on all matters on which our Common Stockholders are entitled to vote, except that if the conversion of the of the Convertible Preferred would result in the holder owning more than 19.99% of our issued and outstanding Common Stock, then the holder does not have voting rights with respect to that portion of the Convertible Preferred owned in excess of that percentage (Common Stock Cap). The Convertible Preferred that is not subject to the Common Stock Cap is referred to as the Voting Convertible

Preferred, and the Convertible Preferred that is subject to the Common Stock Cap is referred to as the Non-Voting Convertible Preferred. The Non-Voting Convertible Preferred has no votes at the Annual Meeting; each share of Voting Convertible Preferred held on the record date has four votes. On the record date, based on the number of as-converted shares of Common Stock held by the holder of the Voting Convertible Preferred as reported in its ownership reports filed with the SEC, the holder of the Voting Convertible Preferred had 85,300 votes.

We refer to the total number of votes represented by our outstanding Securities as our total voting power. As of the record date, our Securityholders held approximately 98.9% and our Convertible Noteholders held approximately 1.1% of the total voting power entitled to vote at the Annual Meeting.

What is the difference between holding Securities as a holder of record and as a beneficial owner?

•	Securities of Record. If your Common Stock is registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the Stockholder of record of those shares of Common Stock, and we sent the Notice directly to you. If you are the record holder of the Series A Preferred Stock or the Voting Convertible Preferred, we sent the Notice directly to you. If your Convertible Notes are registered directly in your name, you are considered the holder of record of those Convertible Notes, and we sent the Notice directly to you.

•	Beneficial Owner of Securities. If your Securities are held in an account at a broker, bank or other nominee, then you are the beneficial owner of the Securities, and the Notice was sent either directly to you or was forwarded to you by your nominee. The nominee holding your account is considered the Stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the Securities held in your account.

What is the quorum required for the Annual Meeting?

A majority of our voting power outstanding on the record date must be present in person or represented by proxy at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your Securities will be counted for purposes of determining the presence of a quorum (whether representing votes for, against, withheld or abstained, or broker non-votes) if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a Stockholder of record, how do I vote?

There are four ways to vote:

•	In person. If you are a Stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	On the Internet. You may vote by proxy on the Internet by following the instructions in the Notice.

•	By telephone. You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on the proxy card.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed proxy card, your vote or proxy card must be received by 10:59 p.m., Central Time, on April 28, 2014 to be counted.

If I am a beneficial owner of Securities held in street name, how do I vote?

There are four ways to vote:

•	In person. If you are a beneficial owner of Securities held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your Securities. Please contact your broker, bank or other nominee for instructions on obtaining a proxy.

•	On the Internet. You may give your voting instructions to your nominee on the Internet by following the instructions on the voting instruction form.

•	By telephone. If you requested printed copies of the proxy materials by mail, you may give your voting instructions to your nominee by calling the toll-free number on the voting instruction form.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form and mailing it back in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed voting instruction form, your vote or voting instruction form must be received by 10:59 p.m., Central Time, on April 28, 2014 to be counted.

How do I vote if I own shares of Common Stock through the Teamster-National 401(k) Savings Plan for the benefit of International Brotherhood of Teamsters employees?

If you own shares of Common Stock through the Teamster-National 401(k) Savings Plan for the benefit of our International Brotherhood of Teamsters (IBT) employees, you do not actually own shares of Common Stock. The 401(k) plan trustee owns the shares on your behalf. Under the Teamster-National 401(k) Savings Plan, however, you have pass-through voting rights based on the number of shares of Common Stock allocated to your account. You may exercise your pass-through voting rights on the Internet at www.proxyvote.com, or by calling 1.800.690.6903 and following the instructions provided. If you requested printed copies of the proxy materials by mail, you may also vote by mail by marking, signing and dating the enclosed card and returning it as soon as possible in the enclosed envelope. If you fail to give timely voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions are received. Your vote must be received by 10:59 p.m., Central Time, on April 22, 2014 to be counted.

What happens if I do not give specific voting instructions?

•	Stockholders of Record. If you are a Stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Securities in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.

•	Beneficial Owners of Securities. If you are a beneficial owner of Securities and do not provide the nominee that holds your Securities with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your Securities on a non-routine matter, it will not have authority to vote your Securities on that matter. This is generally referred to as a broker non-vote. When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your Securities by carefully following the instructions provided in the Notice or voting instruction form.

Which proposals are considered routine or non-routine?

Proposal 4 (ratification of the appointment of KPMG) is a proposal we believe is routine.

Proposal 1 (election of directors), Proposal 2 (advisory vote to approve named executive officer compensation) and Proposal 3 (approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan) are proposals we believe are non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether our Stockholders have approved a proposal, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of that proposal.

What vote is required to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1 Election of seven directors	Each director must be elected by a plurality of the votes cast. This means the seven nominees who receive the greatest number of FOR votes will be elected.

Proposal 2 Advisory vote on named executive officer compensation	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 3 Approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 4 Ratification of the appointment of KPMG as our independent registered public accounting firm for 2014	This proposal must be approved by a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

What is the effect of the advisory vote?

As an advisory vote, Proposal 2 is not binding on our Board or Compensation Committee and the final decision on the matters covered by Proposal 2 remains with them. We value your opinion on this important issue, however. Approximately 84% of the total votes cast on the proposal at our 2013 Annual Meeting were voted for the proposal. Our Compensation Committee appreciated this level of support for its compensation philosophy and will consider the results of the advisory vote on Proposal 2 when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not automatically revoke your proxy unless you vote in person at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

We will handle proxy instructions, ballots and voting tabulations that identify individual Stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, Stockholders provide written comments on their proxy cards. These may be forwarded to management or our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the final voting results are known.

Who is paying the cost of this proxy solicitation?

We are paying the cost of soliciting proxies. We have retained Morrow & Co., LLC to assist in soliciting proxies for a fee of $7,500, with an additional nominal cost to solicit certain holders, plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of Securities their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from Stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Stockholder Proposals and Communications with our Board

Proposals

Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), provides that we must receive Stockholders’ proposals intended for presentation at the 2015 Annual Meeting by November 19, 2014 to be eligible for inclusion in the proxy statement for the 2015 Annual Meeting. All other Stockholder proposals should be submitted in writing to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Stockholders who wish to present a proposal for consideration must submit the proposal in accordance with the advance notice provisions of our Bylaws. Stockholder proposals submitted for consideration at the 2015 Annual Meeting will be considered not properly submitted, and will be out of order, unless we receive notice of the proposal not less than 60 days nor more than 90 days prior to the date of the 2015 Annual Meeting, as provided in our Bylaws. If, however, we give less than 70 days’ notice or prior public disclosure of the date of the 2015 Annual Meeting, then, to be timely, we must receive notice of a Stockholder proposal by the 10th day following the day we provide notice of, or publicly disclose, the date of the 2015 Annual Meeting. We may use our discretionary authority to preclude any Stockholder proposal received after that time from presentment at the 2015 Annual Meeting.

Director Nominations

Stockholders who wish to nominate qualified candidates for election to our Board may write our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Each Stockholder nomination must provide the following information about the candidate:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of our Common Stock beneficially owned.

To be considered at the 2015 Annual Meeting, we must receive your nomination not less than 14 days nor more than 50 days prior to the date of the 2015 Annual Meeting. If, however, we give less than 21 days’ notice of the date of the 2015 Annual Meeting, we must receive your nomination by the seventh day following the day we provide notice of the 2015 Annual Meeting date. Our Governance Committee uses the criteria described in Structure and Functioning of the Board—Board Committees—Governance Committee in this proxy statement when considering nominees for director, including nominees submitted by Stockholders.

We reserve the right to require any Stockholder nominee to complete and sign a Director & Officer Questionnaire as a condition for such nomination.

Communication with the Board

We encourage any Stockholder who desires to communicate with our Board about the holder’s views and concerns to do so by writing our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Our Secretary will assure that the Governance Committee Chairman receives your correspondence.

Householding of Proxy Materials

Some brokers, banks and other nominee record holders may participate in the practice of householding stockholder materials, such as proxy statements, information statements and annual reports. This means only one copy of the proxy materials may have been sent to multiple Stockholders in your household. To obtain a separate copy of the proxy materials, contact our Secretary at 913.696.6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211. If you wish to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a record holder of our Securities, you may contact Broadridge Financial Solutions Inc. (Broadridge) either by calling toll-free at 1.800.542.1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies furnished to us of reports persons are required to file under Section 16(a) of the Exchange Act, we believe that, for the year ended December 31, 2013, all reports required to be made by our reporting persons were timely filed in accordance with the Exchange Act.

Security Ownership of Management and Directors

Shares of our Common Stock that our named executive officers (NEOs), directors and executive officers owned as of February 28, 2014 include:

•	Common Stock in which they may be deemed to have a beneficial interest; and

•	restricted Common Stock subject to our 2011 Incentive and Equity Award Plan (2011 Plan).

All of the NEOs, executive officers and directors have sole voting and dispositive power with respect to the shares of Common Stock reported below. None of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.

Name	Shares of Common Stock Beneficially Owned as of 2/28/14		Shares the Person has Right to Acquire on or Prior to 4/29/14	Total Beneficial Ownership		Percent of Class (1)
James L. Welch (3)	357,157	(2)	—	357,157	(2)	1.3%
Jamie G. Pierson (3)	176,627	(2)	—	176,627	(2)	*
Michelle A. Friel (3)	99,055	(2)	—	99,055	(2)	*
Thomas J. O’Connor	23,317	(2)	—	23,317	(2)	*
Scott D. Ware	22,250	(2)	—	22,250	(2)	*
Jeffrey A. Rogers	24,817	(2)	—	24,817	(2)	*
Raymond J. Bromark (4)	10,000		—	10,000		*
Douglas A. Carty (4)	—		—	—		*
Matthew A. Doheny (4)	—		—	—		*
Robert L. Friedman (4)	—		—	—		*
James E. Hoffman (4)	—		—	—		*
Michael J. Kneeland (4)	—		—	—		*
James F. Winestock (5)	20,843		—	20,843		*
All directors and executive officers as a group (17 Persons)	791,855		—	791,855		2.8%

*	Indicates less than 1% ownership.
(1)	Based on 28,868,093 shares of our Common Stock issued and outstanding as of February 28, 2014. Pursuant to Exchange Act Rule 13d-3(d)(1), shares of Common Stock of which a person has the right to acquire beneficial ownership at any time within 60 days of February 28, 2014 are deemed outstanding and beneficially owned by the person for the purpose of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.
(2)	Includes unvested shares of restricted Common Stock as of February 28, 2014.
(3)	Pursuant to their employment agreements, Messrs. Welch and Pierson and Ms. Friel are eligible to receive annual performance awards of Common Stock in an amount of shares up to a stated percentage of our fully-diluted outstanding shares of Common Stock on each grant date. This represents a larger number than the issued and outstanding shares of Common Stock on any grant date because it includes, among other things, shares of Common Stock that may be issued upon conversion of our Convertible Notes, shares of Common Stock that may be issued under equity compensation plans, and any other shares of Common Stock, or securities convertible into Common Stock, we may issue during the terms of their employment agreements. See Executive Employment Agreements.
(4)	Does not include 20,551 shares of Common Stock that were issuable upon the vesting of certain restricted stock units (RSUs), the receipt of which has been deferred pursuant to our Director Compensation Plan (as defined below) until the individual ceases to be a member of our Board, or 13,192 unvested RSUs.
(5)	Does not include 4,708 shares of Common Stock that were issuable upon the vesting of certain RSUs, the receipt of which has been deferred pursuant to our Director Compensation Plan (as defined below) until the individual ceases to be a member of our Board, or 13,192 unvested RSUs.

Security Ownership of Certain Beneficial Owners

As of February 28, 2014 (except as noted), the persons known to us to be beneficial owners of more than five percent of our Common Stock were:

Name & Address of Beneficial Owner	Shares of Common Stock Beneficially Owned as of 2/28/14	Shares the Person has Right to Acquire on or Prior to 4/29/14	Total Beneficial Ownership	Percent of Class (1)
Affiliates of Avenue Capital Management II, L.P. (2) 399 Park Avenue, 6th floor New York, New York 10022	4,939,789	931,937	5,871,726	19.7%

Affiliates of The Carlyle Group L.P. (3) 1001 Pennsylvania Ave. NW Suite 220 South Washington, District of Columbia 20004	4,083,122	—	4,083,122	14.1%

Affiliates of Solus Alternative Asset Management LP (4) 410 Park Avenue, 11th Floor New York, New York 10022	2,546,689	—	2,546,689	8.8%

Affiliates of Whitebox Advisors, LLC (5) 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416	1,866,667	—	1,866,667	6.5%

(1)	Based on 28,868,093 shares of our Common Stock issued and outstanding as of February 28, 2014, plus the number of shares of our Common Stock deemed outstanding with respect to individual holders pursuant to Exchange Act Rule 13d-3(d)(1).
(2)

The securities reported in this table are based on a Schedule 13D/A filed on February 4, 2014 by the Avenue Capital Group and information provided by the beneficial owners of these shares. The securities reported in this table are held by Avenue Investments, L.P., a Delaware limited partnership (Avenue Investments), Avenue Special Situations Fund VI (Master), L.P., a Delaware limited partnership (Avenue Spec VI), Avenue International Master, L.P., a Cayman Islands exempted limited partnership (Avenue International), Managed Accounts Master Fund Services – MAP 10 (MAP 10) and Avenue Special Opportunities Fund I, L.P., a Delaware limited partnership (Avenue Special Opportunities and together with Avenue Investments, Avenue Spec VI, Avenue International, and MAP 10, the Avenue Funds). Avenue Partners, LLC, a New York limited liability company (Avenue Partners), is the general partner of Avenue Investments and a shareholder of Avenue International Master GenPar, Ltd., a Cayman Islands exempted company (Avenue International GenPar). Avenue Capital Partners VI, LLC, a Delaware limited liability company (Avenue Capital VI), is the general partner of Avenue Spec VI. GL Partners VI, LLC, a Delaware limited liability company (GL VI), is the managing member of Avenue Capital VI. Avenue International GenPar is the general partner of Avenue International. Avenue SO Capital Partners I, LLC, a Delaware limited liability company (Avenue SO Capital Partners) is the general partner of Avenue Special Opportunities. GL SO Partners I, LLC, a Delaware limited liability company (GL SO Partners I) is the managing member of Avenue SO Capital Partners. Avenue Capital Management II, L.P., a Delaware limited partnership (Avenue Capital Management II), is an investment adviser to each of the Avenue Funds. Avenue Capital Management II GenPar, LLC, a Delaware limited liability company (GenPar), is the general partner of Avenue Capital Management II. Marc Lasry is the managing member of GL VI, Avenue Partners, GL SO Partners I, and GenPar. The 4,939,789 shares of our Common Stock reported in this table as beneficially owned by affiliates of Avenue Funds represent 854,675 shares of Common Stock held by Avenue Special Opportunities; 2,398,627 shares of Common Stock held by Avenue Spec VI; 1,140,628 shares of Common

Stock held by Avenue International; 62,564 shares of Common Stock held by Map 10; and 483,295 shares of Common Stock held by Avenue Investments. The 931,937 shares of our Common Stock reported in this table as shares that affiliates of Avenue Funds have the right to acquire represent 356,164 shares of Common Stock issuable to Avenue Spec VI upon conversion of our Series A Notes; 396,853 shares of Common Stock issuable to Avenue International upon conversion of Series A Notes; 18,171 shares of Common Stock issuable to MAP 10 upon conversion of Series A Notes; and 160,749 shares of Common Stock issuable to Avenue Investments upon conversion of Series A Notes. On January 31, 2014, the Avenue Funds purchased an aggregate of 583,334 shares of Convertible Preferred from us, which are not included in the table. The Convertible Preferred will convert into an aggregate of 2,333,336 shares of Common Stock automatically following the occurrence of the events set forth in the certificate of designations for the Convertible Preferred.
(3)	The securities reported in this table are based on a Schedule 13D filed on February 4, 2014 by The Carlyle Group L.P. and information provided by the beneficial owners of these shares. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P. (Carlyle Group), which is a publicly traded entity listed on NASDAQ. Carlyle Group is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group CSP II, L.L.C., which is the general partner of CSP II General Partner, L.P., which is the general partner of each of Carlyle Strategic Partners II, L.P. (Carlyle Strategic) and CSP II Coinvestment, L.P. (CSP II). Carlyle Group is also the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole shareholder of CSP III AIV GP (Cayman), Ltd., which is the general partner of CSP III AIV General Partner (Cayman), L.P., which is the general partner of CSP III AIV (Cayman), L.P. (CSP III). The power to vote and dispose of the shares of Common Stock held of record by each of Carlyle Strategic, CSP II and CSP III (Record Holders) is held by an investment committee of the general partners of each of the Record Holders, consisting of William Conway, Michael Petrick, James Hance, Jr. and Shary Moalemzadeh (Investment Committees). Each of the members of the Investment Committees disclaims beneficial ownership of the shares held by the Record Holders. The 4,083,122 shares of our Common Stock reported in this table as beneficially owned by affiliates of the Carlyle Group represent 2,333,333 shares of Common Stock held by CSP III; 1,652,412 shares of Common Stock held by Carlyle Strategic; and 97,377 shares of Common Stock held by CSP II.
(4)	The securities reported in this table are based on a Schedule 13D filed on February 4, 2014 by Solus Alternative Asset Management LP and information provided by the beneficial owners of these shares. Christopher Pucillo is the managing member of Solus GP LLC, which is the general partner of Solus Alternative Asset Management LP (Solus Alternative), which serves as the investment manager of Sola Ltd (Sola), Solus Core Opportunities Master Fund Ltd (Solus Core), Ultra Master Ltd (Ultra), Solus Opportunities Fund 1 LP (Solus 1) and Solus Opportunities Fund 2 LP (Solus 2). The 2,546,689 shares of our Common Stock reported in this table as beneficially owned by affiliates of Solus Alternative represent 1,698,077 shares of Common Stock held by Sola; 474,735 shares of Common Stock held by Ultra; 198,877 shares of Common Stock held by Solus Core; 100,000 shares of Common Stock held by Solus; and 75,000 shares of Common Stock held by Solus 1.
(5)

The securities reported in this table are based on information provided by the beneficial owners of these shares. Whitebox Advisors, LLC (Whitebox Advisors), acting as an investment advisor to its client, is deemed to be the beneficial owner, with shared voting and shared dispositive power, of 1,866,667 shares of our Common Stock. Whitebox Advisors may be deemed to possess indirect beneficial ownership of the shares of Common Stock beneficially owned by each of Whitebox Multi-Strategy Advisors, LLC, Whitebox Multi-Strategy Partners, L.P. (Whitebox Multi-Strategy), Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Concentrated Convertible Arbitrage Advisors, LLC, Whitebox Concentrated Convertible Arbitrage Partners, L.P. (Whitebox Concentrated), Whitebox Concentrated Convertible Arbitrage Fund, L.P., Whitebox Concentrated Convertible Arbitrage Fund, Ltd., Whitebox Credit Arbitrage Advisors, LLC, Whitebox Credit Arbitrage Partners, L.P. (Whitebox Credit), Whitebox

Credit Arbitrage Fund, L.P., Whitebox Credit Arbitrage Fund, Ltd., Pandora Select Advisors, LLC, Pandora Select Partners, L.P. (Pandora), Pandora Select Fund, L.P., Whitebox Special Opportunities Fund, L.P.—Series O (Whitebox Special) and Pandora Select Fund, Ltd. The 1,866,667 shares of our Common Stock reported in this table as beneficially owned by affiliates of Whitebox Advisors represent 322,226 shares of our Common Stock held by Whitebox Concentrated; 640,406 shares of our Common Stock held by Whitebox Multi-Strategy; 462,180 shares of our Common Stock held by Whitebox Credit; 332,577 shares of our Common Stock held by Pandora; and 109,278 shares of our Common Stock held by Whitebox Special.

PROPOSAL 1

PROPOSAL TO ELECT DIRECTORS

Directors to be Elected by our Stockholders

At the Annual Meeting, our Stockholders will elect seven directors to hold office until the 2015 Annual Meeting and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Each director has served continuously since the date of his appointment. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee should be unable or unwilling to stand for election as a director, it is intended that the Securities represented by proxies will be voted for the election of a substitute nominated by the Board.

Raymond J. Bromark Director since July 22, 2011	68

Retired (since 2006); PricewaterhouseCoopers LLP (accounting and advisory services): (1967 – 2006), Head of Professional, Technical, Risk and Quality Group (2000 – 2006), Global Audit Partner (1994 – 2000), Deputy Vice Chairman, Audit and Business Advisory Services (1990 – 1994), Audit Partner (1980 – 1990), and consultant (2006 – 2007); Current Director: CA, Inc. (information technology management software and services); Tesoro Logistics GP, managing General Partner of Tesoro Logistics LP (crude oil and refined products logistics); Former Director: World Color Press Inc. (commercial printing) (2009 – 2010).

Mr. Bromark draws on his extensive experience in accounting, auditing, financial reporting and compliance, and regulatory affairs; deep understanding of financial controls and familiarity with large public company audit clients; experience in leadership positions at PricewaterhouseCoopers LLP; and experience as a current or former director, including audit committee chairman, of other public companies to provide important guidance to our Board on financial reporting and accounting issues affecting our Company.

Matthew A. Doheny Director since July 22, 2011	43

North Country Capital LLC (private investment firm): President (since 2011); Candidate for U.S. House of Representatives (2010 and 2012); Fintech Advisory Inc. (private investment firm): Portfolio Manager (2008 – 2010); Deutsche Bank Securities Inc. (investment bank): Managing Director, Distressed Assets Group (2000 – 2008); Current Director: Affinity Gaming (casino operator), R. A. Holdings Corp., Eastman Kodak Co. (printing technology), Residential Capital, LLC; Former Director: BridgeStreet Worldwide, Inc. (corporate housing provider).

Mr. Doheny’s financial expertise and experience as an investor in financial and operational turnarounds are a source of valuable insight to our Board on our financial structure and turnaround strategy.

Robert L. Friedman Director since July 22, 2011	71	The Blackstone Group LP (investment and financial advisory firm): Senior Advisor (since 2012), Senior Managing Director (1999 – 2012), Chief Legal Officer (2003 – 2010) and Chief Administrative Officer (2003 – 2007); Simpson Thacher & Bartlett (legal services): Partner (1975 – 1999); Current Director: Axis Capital Holdings Ltd. (insurance and reinsurance), Orbitz Worldwide, Inc. (travel products and services), TRW Automotive Holdings Inc. (automobile systems, components and modules); Former Director: Corp Group Banking S.A. (banking), FGIC Corporation (insurance), Northwest Airlines, Inc. (airline), The India Fund, Inc. (closed end mutual fund).

		Mr. Friedman has a unique combination of experience as a Wall Street lawyer and outside counsel to public companies and their boards on corporate governance and other legal matters, experience in financial and investment analysis as a senior officer of a leading investment firm, and experience as a current or former director of other public companies. Mr. Friedman draws on this experience to provide valuable guidance to our Board on our corporate governance, financial management, and legal and regulatory affairs.

James E. Hoffman Director since July 22, 2011	61

2001 Development Corporation (commercial office property development and redevelopment services): Executive Manager (since 2008); Alliant Energy Business Development: Executive Vice President; Alliant Energy Resources, a subsidiary of Alliant Energy Corporation (electric and natural gas services): President (1998 – 2005); IES Industries Inc. (predecessor to Alliant Energy Corporation): Executive Vice President (1996 – 1998); IES Utilities Inc.: Executive Vice President (1995 – 1996); MCI Communications: Chief Information Officer (1993 – 1995) and Senior Vice President (1990 – 1993); Telecom USA (telecommunications): Executive Vice President (1988 – 1990). Mr. Hoffman is also a past chairman of the board of the Iowa Health System, the largest health care provider in the state of Iowa.

Mr. Hoffman’s executive leadership and restructuring and other board experience inform his counsel to the Board on the financial and operational issues we face and contribute to his effectiveness as our Board Chairman.

Michael J. Kneeland Director since July 22, 2011	60

United Rentals, Inc. (equipment rental): President, Chief Executive Officer and Director (since 2008), Interim Chief Executive Officer (2007 – 2008), Executive Vice President and Chief Operating Officer (2007), Executive Vice President – Operations (2003 – 2007), Regional Vice President (2000 – 2004), and District Manager (1998 – 2000).

Mr. Kneeland is experienced in a number of substantive areas affecting our Company, including logistics, information technology, real estate, risk management, human resources and public company oversight and governance, from his tenure at a large, publicly-held corporation. Mr. Kneeland draws on this experience to provide our Board with valuable perspectives on the operational and strategic issues we face.

James L. Welch Director since July 22, 2011	59

YRC Worldwide Inc.: Chief Executive Officer (since 2011); Dynamex Inc. (transportation and logistics services): President and Chief Executive Officer (2008 – 2011); JHT Holdings (truck transportation): Interim Chief Executive Officer (2007 – 2008); Yellow Transportation (subsidiary of our Company): President and Chief Executive Officer (2000 – 2007), and various other positions (1978 – 2000); Current Director: SkyWest Inc. (regional airline), and Erickson Air Crane, Inc. (manufacturing and operating); Former Director: Dynamex Inc., Spirit AeroSystems Holdings Inc. (commercial airplane assemblies and components), and Roadrunner Transportation (transportation and logistics services).

Mr. Welch has front line senior executive experience in our industry and is a 30-year veteran of our Company. Our Board relies on his knowledge and perspectives about our industry, operations, business and competitive environment, strategies, challenges and opportunities. Mr. Welch’s leadership skills have been crucial in developing and leading our turnaround strategy, reinvigorating our corporate culture and employee morale, returning our Company to operating profitability, and building an effective leadership team.

James F. Winestock Director since July 22, 2011	62

Retired (since 2009); United Parcel Service, Inc. (package delivery and freight transportation): Senior Vice President for U.S. Operations (2004 – 2009), President and Chief Operating Officer, North Central Region (2000 – 2004), President and Chief Operating Officer, Midwest Region (1998 – 2000), and various other positions (1969 – 1998); Current Director: FirstGroup plc (train and bus transportation).

Mr. Winestock draws on his knowledge of the transportation industry, gained from over 40 years’ leadership experience at United Parcel Service, to provide our Board with valuable perspectives on the opportunities and challenges facing our industry and our operational, management and strategic issues.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES

Required Vote

Our Bylaws provide that for a director nominee to be elected, he or she must receive a plurality of the votes cast by Stockholders present in person or represented by proxy voting together as a single class at the Annual Meeting.

Abstentions and broker non-votes will not be treated as votes cast for or against Proposal 1, and will therefore have no effect on the outcome of Proposal 1.

Directors Selected by the Holder of our Series A Preferred Stock

Pursuant to the Series A Preferred Stock certificate of designations, the holder of our Series A Preferred Stock has the right to select two directors (Series A Directors) and to fill any vacancy left by the death, disability, incapacity, retirement, resignation, disqualification, or removal of a Series A Director. The holder of the Series A Preferred Stock has sole right to remove and replace Series A Directors. The following Series A Director was selected by the holder of our Series A Preferred Stock and has served continuously as a director since the date of his selection. STOCKHOLDERS DO NOT VOTE ON THE SELECTION OF SERIES A DIRECTORS.

Douglas A. Carty Director since July 22, 2011	57

Switzer-Carty Transportation Inc. (transportation): Chairman (since 2011); First Group America (transportation): Commercial Director, North America (2007 – 2008); Laidlaw Education Services (school bus transportation): President and Chief Executive Officer (2006 – 2007), Executive Vice President and Chief Financial Officer, Laidlaw International Ltd. (2003 – 2006); Atlas Worldwide Holdings, Inc. (global air freight): Senior Vice President and Chief Financial Officer (2001 – 2003); Canadian Airlines Corp. (commercial airline): Senior Vice President and Chief Financial Officer (1996 – 2000); Current Director: Wajax Industries Ltd. (sales, parts and service of mobile equipment, industrial components and power systems); and Points International Ltd. (internet-based loyalty reward program management platform).

Mr. Carty has senior executive experience in the transportation industry, experience with financial restructurings, and experience on other corporate boards. These inform his advice to our Board on the financial and operational issues we face.

The term of office of each Series A Director ends on the earlier of (i) the date on which no shares of Series A Preferred Stock are outstanding or the Series A Preferred Stock is subject to redemption pursuant to our Certificate; (ii) the death, disability, incapacity, retirement, resignation, disqualification or removal of a Series A Director by the holder of the Series A Preferred Stock; or (iii) the selection and qualification of a successor Series A Director.

On February 27, 2014, Harry J. Wilson resigned from his position as a Series A Director. The holder of the Series A Preferred Stock has the sole right to select a director to fill the vacancy left by Mr. Wilson’s resignation.

Structure and Functioning of the Board

Corporate Governance Philosophy

Our corporate governance philosophy is expressed in our Guidelines on Corporate Governance; the charters of our Audit & Ethics, Compensation, Governance and Finance Committees; our Code of Business Conduct that applies to all officers, directors, employees and contractors; and our Related Party Transaction Policy, Securities Trading and Disclosure Policy, and Anti-Bribery and Corruption Policy, among others. These governance documents were updated in 2013 to reflect regulatory developments and corporate governance trends, and provide additional guidance to our Board and its committees. Our Audit & Ethics, Compensation, and Governance Committee charters, Guidelines on Corporate Governance and Code of Business Conduct are available on the Investor Relations page of our website at www.yrcw.com.

We are committed to effective corporate governance, compliance with applicable laws and regulations, and the highest standards of ethical conduct and good corporate citizenship.

Corporate Governance Structure and Function

Our Certificate provides for nine directors. Seven of our directors are elected annually at each Annual Meeting by our Stockholders voting together as a single class. Two Series A Directors are selected by the holder of our Series A Preferred Stock. We currently have one Series A Director due to Mr. Wilson’s resignation from the Board in February 2014, but anticipate that the holder of our Series A Preferred Stock will select a second Series A Director to serve on our Board.

We have a flexible governance structure in which our Board, assisted by its committees, directs our Company’s affairs.

Directors are encouraged to have direct dialogue with our management and internal auditors and may request attendance by management and internal and external auditors at Board and committee meetings.

We provide directors with tablet computers and an electronic portal through which they may review our corporate governance documents, compensation plans, Company policies, Board and committee minutes, continuing education materials, and reports and presentations prepared by management, internal and external auditors and other advisors in advance of each meeting. Directors are encouraged to review these materials prior to the meeting. We also use the portal to communicate with directors and solicit their opinions.

Our Legal Department makes continuing education opportunities available for directors to assist them in maintaining currency with legal and governance developments and trends.

The principal responsibility of our directors is to execute their fiduciary duties to promote the interests of our Stockholders and the long-term value of our Company. Directors may also consider the interests of other stakeholders, including lenders, customers, suppliers, employees, unions and the communities in which we operate.

Directors generally may rely without independent verification on recommendations, advice and information provided by management and outside experts on matters within their areas of expertise and competence, but are encouraged to independently challenge their assumptions and recommendations where appropriate.

Current Board and Executive Management

Our current Board and senior executive management team were selected after our 2011 financial restructuring, although several members of our leadership team are Company veterans including James L. Welch, our Chief Executive Officer (CEO), Michelle A. Friel, our Executive Vice President, General Counsel and Secretary, and leaders of our operating subsidiaries. Jamie G. Pierson, our Chief Financial Officer (CFO), who joined us in 2011, played an important role in our 2011 financial restructuring.

Like much of our industry, we were severely affected by the 2008–2009 recession and resulting slow growth economy and their impact on customer demand. Our current management team also inherited an over-leveraged company and erosion in customer confidence and operating performance attributable in part to the integration of Yellow and Roadway in 2009.

Since taking office, our current Board and management team have moved aggressively to reorganize our management structure, reinvigorate our corporate culture and employee morale, dispose of non-core assets, increase autonomy and accountability at the operating subsidiary level, and drive improvements in our efficiency, productivity, customer service, operating performance, and financial condition and liquidity, with the objective of restoring our Company to profitability. Although our Board and management have much work remaining, these initiatives have begun to show results. We recorded operating income of $28.4 million and Adjusted EBITDA of $257.7 million in 2013, compared with operating income of $24.1 million in 2012 and operating loss of $138.2 million in 2011, and Adjusted EBITDA of $241.2 million in 2012 and $159.2 million in 2011. For a discussion of our use of non-GAAP financial measures and a reconciliation of Adjusted EBITDA to operating income, see pages 25, 26 and 33 of our annual report on Form 10-K for the year ended December 31, 2013. Our Board and management will focus on execution and improvement in our operating performance throughout 2014.

Primary Responsibilities of the Board

As described in our Guidelines on Corporate Governance, our Board’s primary functions are:

•	overseeing the formation of and reviewing major strategies, plans and actions;

•	reviewing and evaluating our performance against broad financial and strategic objectives;

•	providing direction, advice and counsel to senior management;

•	selecting, compensating and evaluating our CEO and other officers;

•	reviewing succession planning for our CEO and other officers;

•	selecting appropriate candidates for election as directors;

•	reviewing our systems and practices designed to bring about compliance with applicable laws and regulations, including our accounting and financial reporting obligations; and

•	reviewing the major risks we face and helping us to develop and oversee strategies to address those risks.

Director Independence

Our Guidelines on Corporate Governance and NASDAQ Listing Rules require that a majority of our Board be independent. Our Board has affirmatively determined that each director (other than Mr. Welch) has no material relationships with us and is therefore independent in accordance with NASDAQ Listing Rule 5605 and the Director Independence Standards included in our Guidelines on Corporate Governance.

An affiliate of Mr. Kneeland purchased approximately $62,000 in ordinary course transportation services from our subsidiaries during 2013. Mr. Bromark is a director of CA, Inc., to which we paid approximately $29,288 for the purchase and lease of computer software in 2013. Our Board evaluated these relationships and affirmatively determined they did not materially affect those directors’ objectivity or independence.

Board Diversity

Our stakeholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our directors bring diverse backgrounds and experience to the Board that inform the Board’s oversight function. Our Guidelines on Corporate Governance express the belief that diversity, including differences in background qualifications and personal characteristics, is important to our Board’s oversight function.

Director Meeting Attendance

Our Board of Directors held thirteen meetings during 2013. Directors are expected to prepare for, make every effort to attend and participate in meetings of the Board and committees on which they serve. Our Guidelines on Corporate Governance provide that each director should strive to attend at least 75% of the total number of meetings of the Board and committees on which he serves. During 2013, each director attended at least 75% of those meetings.

Our Guidelines on Corporate Governance provide that directors are expected to attend annual stockholder meetings in person or by telephone or other electronic means. All of our directors attended the 2013 Annual Meeting in person or by telephone.

Executive Sessions of Independent Directors

Our independent directors meet in regularly scheduled executive sessions, with at least two executive sessions per year. Board committee members also regularly meet in executive sessions among themselves and with selected members of management and our internal and external auditors. The purpose of these executive sessions is to facilitate candid discussion about important matters affecting our Company.

Board and Committee Self-Assessment

To promote continuous improvement in our corporate governance processes, our Board and committees, led by our Governance Committee, conduct an annual self-assessment of their effectiveness and compliance with our corporate governance documents. The results are tabulated and analyzed by the Governance Committee and used to identify and implement improvements in our governance processes.

Board Committees

Our Board of Directors has four standing committees:

•	Audit & Ethics;

•	Compensation;

•	Governance; and

•	Finance.

The Chairman of each committee handles the function of lead director for committee matters, serves as spokesperson for the committee, and provides recommendations and guidance to our Board, management and Chairman.

Each committee may retain its own legal and other advisors and conduct independent inquiries and investigations at our expense into matters under its oversight. Each committee has sole right to appoint and direct its own advisors, each of whom is accountable and reports directly to the committee.

Audit & Ethics Committee

Our Audit & Ethics Committee met seven times during 2013.

The Audit & Ethics Committee was established in accordance with Exchange Act Section 3(a)(58)(A) and consists of Raymond J. Bromark (Chairman), Douglas A. Carty and Robert L. Friedman. Our Board has affirmatively determined that all members of the Audit & Ethics Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Board has also affirmatively determined that Messrs. Bromark, Carty and Friedman meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(c)(2)(A) and Exchange Act Rule 10A-3(b)(1). Our Board has additionally determined that Messrs. Bromark, Carty and Friedman are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K, and meet the financial sophistication requirement in NASDAQ Listing Rule 5605(c)(2)(A). The Audit & Ethics Committee’s functions are described in its charter, which is available on the Investor Relations page of our website at www.yrcw.com.

As described in its charter, the Audit & Ethics Committee’s responsibilities include:

•	overseeing our accounting and financial reporting process and the audit of our annual financial statements;

•	overseeing the quality and integrity of our financial reporting;

•	selecting and overseeing the qualifications, performance and independence of our independent registered public accounting firm (independent auditor);

•	reviewing and discussing our financial statements with management and the independent auditor;

•	reviewing the adequacy of our overall control environment, and reviewing and discussing with management and the independent auditor the adequacy and effectiveness of our system of internal controls;

•	overseeing risks relating to accounting and financial reporting matters and ethics and general compliance matters;

•	overseeing our internal audit function; and

•	overseeing our compliance with legal and regulatory requirements.

Our independent auditor is accountable and reports directly to the Audit & Ethics Committee. The Audit & Ethics Committee reviews our independent auditor’s independence and the overall scope and focus of the annual audit. The Audit & Ethics Committee discusses with our independent auditor any relationships or services that may affect its objectivity or independence. If the Audit & Ethics Committee is not satisfied with the independent auditor’s assurances of independence, it will take, or recommend to the Board, appropriate action to ensure its independence.

Compensation Committee

Our Compensation Committee met ten times during 2013.

The Compensation Committee consists of Michael J. Kneeland (Chairman), Matthew A. Doheny and James E. Hoffman. Our Board has affirmatively determined that all members of the Compensation Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. Our Board has also affirmatively determined that Messrs. Kneeland, Doheny and Hoffman meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(d)(2)(A) and Exchange Act Rule 10C-1(b)(1). The Compensation Committee members also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). Our Compensation Committee’s functions are described in its charter, which is available on the Investor Relations page of our website at www.yrcw.com.

As described in its charter, the Compensation Committee’s responsibilities include:

•	setting overall compensation policy and determining the compensation and benefits of our executive officers and other key officers other than our CEO;

•	reviewing and recommending for approval by the independent members of the full Board the compensation and benefits of our CEO;

•	reviewing and recommending the directors’ compensation for full Board approval;

•	overseeing the development and implementation of our health, welfare and retirement benefit plans;

•	overseeing equity and other incentive compensation programs; and

•	overseeing the management of risks related to our compensation policies and practices.

The Compensation Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from senior management. The Compensation Committee has sole authority to engage and compensate a compensation consultant and determine its independence from management. The compensation consultant is accountable and reports directly to the Compensation Committee. See Director Compensation and Compensation Discussion and Analysis for additional information about the determination of director and NEO compensation for 2013.

Compensation Committee Interaction with Compensation Consultants

During 2013, the Compensation Committee engaged Pearl Meyer & Partners (Pearl Meyer), an executive compensation firm, to assist with its review of the compensation programs for our executive officers and the compensation disclosures in this proxy statement. The Compensation Committee intends to continue engaging Pearl Meyer in an advisory capacity with respect to executive compensation, including reviewing the compensation disclosures in this proxy statement. Although the Compensation Committee retains Pearl Meyer, Pearl Meyer interacts directly with our executive officers when necessary and appropriate. Pearl Meyer’s advisory services included providing industry and peer group compensation data and presenting compensation plan designs to the Compensation Committee for consideration. The Compensation Committee considered and assessed all factors specified under NASDAQ Listing Rules with respect to advisor independence and determined that Pearl Meyer is an independent executive compensation firm whose scope of work is limited to research and advisory services related to executive compensation, including reviewing the compensation disclosures in this proxy statement. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.

Governance Committee

Our Governance Committee met three times during 2013.

The Governance Committee consists of James F. Winestock (Chairman), Douglas A. Carty and Michael J. Kneeland. Our Board has affirmatively determined that all members of the Governance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Governance Committee’s functions are described in its charter, which is available on the Investor Relations page of our website at www.yrcw.com.

As described in its charter, the Governance Committee’s responsibilities include:

•	identifying, assessing and recommending Board candidates;

•	developing the criteria for selecting Board candidates;

•	recommending for approval to the Board director candidates (other than those directors appointed by the holder of our Series A Preferred Stock, if applicable);

•	assisting the Board in assessing director independence;

•	reviewing the structure and charters of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership;

•	reviewing and approving related party transactions;

•	administering, reviewing and reassessing the adequacy of our Guidelines on Corporate Governance and recommending any proposed changes to the Board;

•	making recommendations on other changes in corporate governance to the Board for approval from time to time;

•	overseeing annual evaluations of the Board and its committees; and

•	overseeing our enterprise risk management function.

Oversight of our Related Party Transaction Policy and Securities Trading and Disclosure Policy was assigned in 2013 to the Governance Committee from the Audit & Ethics Committee. This was done in part to permit our Audit & Ethics Committee to focus more fully on our accounting, financial reporting and internal controls, and because these policies have an impact on the quality of our corporate governance.

Our Governance Committee has sole authority to retain and compensate search firms to assist in identifying and recruiting candidates for the Board.

All of the seven Board nominees identified in this proxy statement are current directors. The Governance Committee reviewed the qualifications of each nominee and recommended each nominee for election to the Board. The Governance Committee will accept director nominations from Stockholders in accordance with the stockholder nominating procedures described in Stockholder Proposals and Communications with our Board. In addition to our Director Independence Standards, the following criteria from our Guidelines on Corporate Governance guide our Governance Committee in considering candidates for director, including nominees submitted by Stockholders:

•	each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy/policy-setting or senior executive level, and the ability to work well with others;

•	each director should have sufficient time available to devote to our affairs and carry out the responsibilities of a director. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for and attend Board and committee meetings on a regular basis;

•	each independent director should be free of any conflict of interest that would interfere with his or her independence or the proper performance of his or her responsibilities as a director; and

•	directors should utilize their unique experience and background to represent and act in the best interests of all stockholders as a group.

While the Governance Committee considers all of the factors described above, it may give greater weight to one factor or another when making nominating decisions. Our Governance Committee reviews annually the appropriate skills and characteristics required of directors in light of the current make-up of our Board, our Director Independence Standards, and NASDAQ and SEC rules. Board candidates nominated by Stockholders must meet the criteria described in this proxy statement, but will otherwise be considered on the same basis as candidates nominated by the Board. In addition, our Governance Committee may consider any other criteria for nominees it deems appropriate, including, but not limited to:

•	a nominee’s judgment, skill, education, diversity in accordance with our Guidelines on Corporate Governance, age, relationships, experience, and leadership and interpersonal skills;

•	the organization, structure, size and composition of the Board and the interplay of the nominee’s experience with the experience of other nominees;

•	the qualifications and areas of expertise needed to further enhance the Board’s deliberations and oversight; and

•	the extent to which the nominee would be a desirable addition to the Board and its committees.

Finance Committee

Our Finance Committee met twenty times during 2013.

The Finance Committee consists of Matthew A. Doheny (Chairman), Robert L. Friedman and Douglas A. Carty. Our Board has affirmatively determined that all members of the Finance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards.

As described in its charter, the Finance Committee’s responsibilities include:

•	overseeing and reviewing our capital budgets, financing plans, financing transactions and extraordinary transactions, and recommending them for approval by the Board;

•	reviewing and approving the definitive financial terms of agreements relating to our financing transactions and significant acquisitions or divestitures that have been approved by the Board; and

•	reviewing and approving our financial policies, including cash management and borrowing and dividend policies.

Board Leadership Structure

Our Bylaws require that the offices of Chairman of the Board and CEO be held by separate individuals and our Guidelines on Corporate Governance require that the Chairman be an independent director. We believe separation of the offices of Chairman and CEO is appropriate because it helps preserve our Board’s independence and objectivity, provides an appropriate division of labor between our CEO and Chairman, and contributes to our effective governance, in part by having an independent Chairman available to counsel our CEO and facilitate his interactions with the Board. James E. Hoffman, who brings executive leadership and corporate governance experience to the Board, serves as our Chairman and leads the Board of Directors. James L. Welch brings transportation industry knowledge, experience and expertise and over 30 years’ experience with our Company to his leadership role as our CEO.

In light of the requirement that our Chairman be an independent director, our Board does not have a lead independent director.

Our business and affairs are managed under the oversight of our Board. There are currently eight members of the Board, though we anticipate having nine members after a new director is selected by the holder of our Series A Preferred Stock. The four standing committees—Audit & Ethics, Compensation, Governance and Finance—are an integral part of our Board leadership structure. These committees, all of whose members are independent directors, are discussed in more detail above. In determining the membership of each standing committee, the Governance Committee considers each director’s unique skills and experience in relation to the committee(s) on which he serves and the particular needs of each committee.

Our leadership structure also includes an experienced and energetic management team that provides information, business intelligence, reports and opinions to the Board on a regular basis. The Board and committees also rely on the advice of counsel, accountants, executive compensation consultants, internal and external auditors, and other expert advisors.

A robust committee framework sustains lines of communication among directors and with management. Regularly scheduled management reports and presentations, based upon strategic, operational, financial, legal and risk management aspects of our business, provide vital information to our Board and committees. Directors have complete access to our CEO, CFO and other members of our senior management team.

The Board’s role is to oversee, counsel and direct our senior management team. The role of our executive officers is to develop and implement corporate strategy, conduct our operations, manage our material risk exposures, and implement Board directives. Our Board endeavors to strike an appropriate balance between effective oversight and undue interference with our executives in the conduct of our affairs. We believe our leadership structure is effective because the Board and management respect one another’s roles and work collaboratively to promote stakeholder value.

The Board’s Role in Risk Management

Management is primarily responsible for identifying, assessing and managing our material risk exposures. The Board’s role is to oversee the systems and processes used by management to address those risks.

Management’s processes for identifying, assessing and managing material risk exposures are described in its strategic plan, which is updated by management and reviewed by the Board on an annual and periodic basis.

The Board has delegated specific risk oversight responsibilities to its standing committees as follows:

•	the Governance Committee oversees our enterprise risk management process;

•	the Audit & Ethics Committee oversees risks related to accounting and financial reporting matters and ethics and general compliance matters; and

•	the Compensation Committee oversees risks related to compensation policies and practices.

Pursuant to its charter, the Governance Committee oversees management’s systems and processes for the identification, assessment and management of material risk exposures. These include:

•	business and reputational risk;

•	legal, regulatory and internal policy compliance risk;

•	information technology, governance and security risk;

•	corporate governance risk;

•	claims, workers’ compensation and accident risk;

•	fraud risk;

•	financial covenant compliance risk;

•	disclosure risk;

•	competitive and economic risk;

•	credit, liquidity and going concern risk;

•	profitability and margin risk;

•	tax risk; and

•	crisis management risk.

Management reports regularly to the Governance Committee on material risk exposures and its risk management approach, policies, systems and practices. The Governance Committee evaluates management’s risk appetite and the appropriateness of risks assumed and managed within that context. The Governance Committee reports to the full Board on management’s briefings and its own analysis and conclusions regarding our risk management process. The Governance Committee discusses with our Audit & Ethics Committee our accounting and financial reporting risk profile, key risk exposures and the steps management has taken to monitor and control such exposures.

The Audit & Ethics Committee’s oversight of risks related to accounting and financial reporting includes reviewing the adequacy of our overall control environment and financial reporting function and controls related to selected areas presenting significant financial risk. The Audit & Ethics Committee also evaluates key financial statement issues and risks, their potential effect on our financial reporting, and the process used by management to address them. The Audit & Ethics Committee reports to the full Board its analyses and conclusions regarding our accounting and financial reporting risks.

The Board and each committee may retain independent legal and other advisors to advise and assist them in carrying out their risk oversight responsibilities.

Legal Proceedings

To the best of our knowledge, there are no material proceedings adverse to us or any of our subsidiaries in which any of our directors, director nominees or executive officers or their affiliates or associates, or any owner of record or beneficially of more than 5% of any class of our Securities or their affiliates or associates, is a party adverse to us or in which any such person has an interest that is materially adverse to us or any of our subsidiaries.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Michael J. Kneeland (Chairman), Matthew A. Doheny and James E. Hoffman. Currently and at all times during 2013, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board.

Director Compensation

The table below provides information on the compensation of our non-management directors for the year ended December 31, 2013. As required by applicable SEC rules, the disclosure in this section covers all persons who at any time served as a director during 2013, other than Mr. Welch, who also served as our CEO and received no compensation for serving as a director.

Name	Retainer Fees Received in Cash ($)	Annual Award of Restricted Stock Units ($) (1)	All Other Compensation (2)	Total ($)
Raymond J. Bromark	90,000	100,943	172	191,115
Douglas A. Carty	75,000	100,943	172	176,115
Matthew A. Doheny	85,000	100,943	94	186,037
Robert L. Friedman	75,000	100,943	94	176,037
James E. Hoffman	125,000	100,943	172	226,115
Michael J. Kneeland	85,000	100,943	172	186,115
Harry J. Wilson	75,000	100,943	94	176,037
James F. Winestock	85,000	100,943	94	186,037

(1)	Amounts represent the grant date fair value of RSUs awarded on May 1, 2013 under the Director Compensation Plan. No assumptions were necessary to determine the grant date fair value. Each director was granted a number of RSUs equal to $100,000 divided by $7.42 (the 30-day average closing price of our Common Stock preceding the grant date). The grant date fair value of the awards was determined by multiplying the number of RSUs granted by the closing price of our Common Stock on the grant date, which was $7.49. Each director, other than Mr. Winestock, deferred receipt of his RSUs granted during 2013 until he ceases to be a member of the Board. As of December 31, 2013, each non-management director other than Mr. Winestock had 29,035 RSUs allocated to his account (of which 13,192 were unvested and 15,843 were vested as of December 31, 2013). As of December 31, 2013, Mr. Winestock held 13,192 RSUs (all of which were unvested as of December 31, 2013).
(2)	Amounts represent reimbursement of taxes owed with respect to holiday gifts.

Director Compensation Plan

Our Board adopted a Director Compensation Plan in 2011 and amended and restated the Director Compensation Plan in December 2013. The Director Compensation Plan describes the compensation our non-management directors are eligible to receive, consisting of:

•	an annual cash retainer of $75,000 for service on the Board ($125,000 for service as Chairman of the Board) and a cash retainer for service as a committee chair (Governance Committee – $10,000, Finance Committee – $10,000, Compensation Committee – $10,000, and Audit & Ethics Committee – $15,000). Committee members receive no retainers for committee service. Directors elected during the year are to receive all of their pro-rated retainer fees in cash for the year in which they are elected;

•	reimbursement of costs and expenses incurred attending Board and committee meetings;

•	on December 2, 2011, a grant of RSUs equal to $100,000 divided by $0.1134 (the original conversion ratio of our Series A Notes), adjusted proportionately to 2,939 RSUs to reflect our December 1, 2011 reverse stock split;

•	for the period from September 15, 2011 through the date of the 2012 Annual Meeting, a grant of RSUs equal to $83,333 divided by the 30-day average closing price of our Common Stock preceding the grant date, made on the first business day following the 2012 Annual Meeting; and

•	on the first business day following the date of the 2013 Annual Meeting and annually thereafter, a grant of RSUs equal to $100,000 divided by the 30-day average closing price of our Common Stock preceding the grant date.

The RSUs granted in 2011, 2012 and 2013 vest one-third on each of the grant date, the first anniversary of the grant date and the second anniversary of the grant date. RSUs granted in 2014 and thereafter will vest one-third on the last day of the Board term in which the grant date occurs (First Vesting Date) and one-third each on the first and second anniversaries of the First Vesting Date. This change was made because the Compensation Committee decided to simplify the deferral process by granting annual RSU awards prospectively for future service rather than retroactively for past service. Because this change was disadvantageous to the non-employee directors, the Compensation Committee made a special one-time RSU award to each of the non-employee directors on February 25, 2014 with a value of $100,000, or 4,708 RSUs, each of which was fully-vested upon grant. Non-management directors may elect to defer receipt of their RSUs pursuant to the terms of the Director Compensation Plan. Grants of RSUs are made pursuant to a standard form of restricted stock unit agreement for non-employee directors. No additional compensation is paid for attendance or participation at Board or committee meetings.

Equity Ownership Requirements

We do not have an express equity ownership requirement for non-management directors. Our Guidelines on Corporate Governance do provide that directors should have an equity ownership in our Company. Toward that end, each non-management director is paid a portion of his or her director compensation in RSUs under the Director Compensation Plan.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation program for 2013 and certain compensation decisions made for 2014.

Overview

Our Compensation Committee establishes our compensation philosophy and oversees our executive compensation program.

Our fundamental goal is to create sustainable long-term value for our Stockholders. To help achieve this goal, the primary objectives of our compensation program are to:

•	attract, retain and motivate a committed, high-performing management team;

•	align the interests of our executives with the long-term interests of our Stockholders by tying a significant portion of NEO compensation to restricted Common Stock awards; and

•	drive the short-term performance required to create sustainable long-term value by providing incentives tied to superior performance.

Following our 2011 financial restructuring, the objective of our current Board and Compensation Committee was to recruit a management team capable of leading our turnaround and provide them with a compensation package to reward them to take on that responsibility and move aggressively to implement the management changes, strategic initiatives, and operational and productivity improvements needed to achieve a turnaround.

Our executive compensation program has reflected our unique circumstances and has served to balance risk and reward, but is continuing to evolve. Recognizing that a debt reduction and refinancing during 2013 or early 2014 were necessary, the Compensation Committee placed more emphasis on our current operating context rather than the competitive market in setting executive compensation for 2013. The Compensation Committee has sought to award compensation to reward executives for achieving continuous improvement and building long-term stakeholder value, without encouraging them to take unreasonable or excessive risk.

With the extension of our IBT contract and the 2014 Financing Transactions (as defined below) behind us, the Compensation Committee plans to revisit our executive compensation strategy and design an effective program that provides the optimal mix between (a) cash and equity and (b) short-term and long-term incentives.

Review of 2013

2013 was a challenging year for our Company. We were operating in a slow-growth economy, and our performance was negatively impacted by declines in service, driver shortages and declines in yield. Most significantly, our performance was negatively impacted by the delay in implementing the YRC Freight network optimization plan, a delay that was beyond the control of senior management. Our senior management was also consumed throughout 2013 with negotiating the IBT contract extension and structuring the 2014 Financing Transactions. As a result, our performance did not meet our expectations at our YRC Freight segment. However, we achieved strong performance in the Holland and Reddaway businesses within our Regional segment.

Despite our challenges, we achieved major accomplishments in 2013, including:

•	Our stock price rose from $6.75 as of the end of 2012 to $17.37 as of the end of 2013—an increase of 157%.

•	Although we experienced a significant delay, we completed the implementation of a network optimization plan for YRC Freight that is designed to improve operational performance.

•	We successfully completed amendments of our senior credit facilities in July 2013 and November 2013.

•	We worked proactively and continuously throughout the year to address our then-upcoming debt maturities scheduled for 2014 and 2015. In February 2013, we engaged The MAEVA Group, LLC as our financial advisor and in April 2013, we engaged Credit Suisse to assist us in exploring a broad range of refinancing and recapitalization options.

•	We reached agreements with certain holders of our Series A Notes, Series B Notes, other institutional investors, our prior senior lenders and our new senior lenders for the 2014 Financing Transactions that were consummated in February 2014. We raised new capital through the issuance of Common Stock and Convertible Preferred and reduced our indebtedness by approximately $300 million by, among other things, refinancing our senior credit facilities and amending and extending our Contribution Deferral Agreement. These refinancing transactions allowed us to address our impending debt maturities, de-lever our balance sheet and significantly improve our credit profile. A significant portion of the work to make the 2014 Financing Transactions possible was completed in 2013.

•	We engaged in negotiations that ultimately resulted in a five year extension and amendment of our IBT contract that enabled us to complete the 2014 Financing Transactions and sets the stage for us to focus on our long-term future.

The following table highlights the year-over-year comparison of the key consolidated financial metrics that we use in evaluating our performance for the purpose of making compensation decisions.

	2013	2012	% Change
Revenue	$4,865 million	$4,851 million	0.3%
Adjusted EBITDA	$258 million	$241 million	7.1%

For a discussion of our use of non-GAAP financial measures and a reconciliation of Adjusted EBITDA to operating income, see pages 25, 26 and 33 of our annual report on Form 10-K for the year ended December 31, 2013.

Key Compensation Decisions related to 2013

During 2013, the Compensation Committee made the following key decisions affecting NEO compensation:

•	adopted a new cash incentive plan design that uses both corporate and operating company goals, with higher payout opportunities for outstanding performance;

•	approved Common Stock awards to our NEOs, including those described under —Description of Compensation Components—Senior Executive Common Stock Awards; and

•	hired a new compensation consultant to assist the Compensation Committee with our executive compensation strategy and design for the future.

In early 2014, the Compensation Committee (i) awarded discretionary bonuses to the NEOs, even though we did not meet the threshold level of performance under the cash incentive compensation plan, to reward them for their extraordinary contributions to our business during 2013, (ii) approved the full performance awards of restricted Common Stock for 2013 to Messrs. Welch and Pierson and Ms. Friel, even though we did not meet the threshold level of performance set for 2013 pursuant to their employment agreements, to reward them for their extraordinary contributions to our business during 2013, and (iii) approved one-time restricted stock awards in recognition of certain of the NEOs’ extraordinary efforts in connection with certain of the 2014 Financing Transactions. See —Description of Compensation Components—Annual Cash Incentive Compensation, —Description of Compensation Components—Senior Executive Common Stock Awards and —Compensation Decisions for 2014—2014 One-Time Equity Awards.

Named Executive Officers

The table below lists our NEOs for 2013, their titles during 2013, and the period during which they held those titles.

Name	Title	Period
James L. Welch	Chief Executive Officer President YRC Freight	Since July 2011 From September 2013 to February 2014

Jamie G. Pierson	Executive Vice President & Chief Financial Officer	Since November 2011

Michelle A. Friel	Executive Vice President, General Counsel & Secretary	Since February 2012

Thomas J. O’Connor	President Reddaway	Since January 2007

Scott Ware	President USF Holland	Since May 2012

Jeffrey A. Rogers	Former President YRC Freight	From September 2011 to September 2013

The Role of Say-On-Pay Votes

We provide our Stockholders with the opportunity to cast an annual advisory vote on executive compensation (say-on-pay proposal). At our 2013 Annual Meeting, approximately 84% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee valued this endorsement of its executive compensation philosophy. The Compensation Committee believes the beneficiaries of our executives’ efforts should have a say in how those executives are compensated, and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Compensation Philosophy and Objectives; Components of Executive Compensation

Creating the conditions for a successful turnaround begins with attracting and motivating a talented and committed management team. We believe NEO compensation during this critical period should strike a balance amongst the management of our liquidity, attracting and retaining executives with the backgrounds and skills needed to achieve continuous improvement in our operations and profitability, and providing appropriate financial motivation, upside potential and downside risk to focus executives’ attention on aggressively implementing our turnaround strategy.

Our compensation philosophy is centered around supporting our business objectives of:

•	restoring our Company to profitability;

•	building long-term stakeholder value through continuous improvement in our financial condition and operating performance; and

•	achieving the Adjusted EBITDA growth and liquidity improvement necessary for complying with the financial covenants in our credit facilities and, if appropriate, refinancing or restructuring the facilities when they become due, obtaining greater financial flexibility, improving the market for our securities, taking advantage of opportunities when they arise, and investing in our future.

To achieve these objectives, we must attract and retain high-caliber executives and provide them with incentives that encourage them to aggressively pursue improvement in our operating performance and financial condition, while at the same time exposing them to downside risk to the value of their incentive compensation opportunities if they do not succeed. Our compensation philosophy is about encouraging appropriate leadership behavior and motivating senior management to take sensible risks, avoid complacency, and concentrate on our short-term progress and long-term growth. We expect outstanding performance from our NEOs and believe it is appropriate to pay for outstanding results. As a result, a significant portion of each NEO’s pay is at risk.

The compensation package for each of our NEOs generally consists of the following principal elements:

•	base salary;

•	a one-time time-vested restricted Common Stock grant made upon initial employment;

•	annual Common Stock award opportunities, which in the case of Messrs. Welch and Pierson and Ms. Friel are awarded pursuant to their employment agreements upon achievement of predetermined performance goals; and

•	annual cash incentive opportunities based on achievement of predetermined performance goals.

For 2013, we provided incentive opportunities to motivate executives to deliver stretch performance and drive continuous improvement in our operating results. At the same time, our Compensation Committee recognized that (a) rapid improvement may remain tempered by the slow-growth economy and its impact on customer demand, and (b) most of 2013 was consumed with the critical IBT contract extension and 2014 Financing Transactions. For these and other reasons, including, but not limited to, the extraordinary work involved with the IBT contract extension and refinancing efforts that culminated in early 2014, our Compensation Committee used its discretion to award below-target awards even though the performance goals were not achieved.

Determining Executive Compensation

The Compensation Committee has primary responsibility for determining the compensation package for our NEOs. When needed, the Compensation Committee seeks advice and market intelligence from its compensation consultant. For NEOs other than the CEO, the Compensation Committee also seeks the recommendations of our CEO.

In setting NEO compensation for 2013, our Compensation Committee designed a compensation package around the objectives of our executive compensation program to retain and motivate our NEOs consistent with our resources and financial responsibilities.

At the beginning of 2013, Frederic W. Cook & Co. (Cook & Co.) served as the Compensation Committee’s independent compensation consultant. Cook & Co. provided structural advice and market intelligence to the Compensation Committee and performed no other services for our Company or management. Cook & Co. was engaged to provide the Compensation Committee with a summary of compensation ranges and structures based upon data derived from proxy statements of 20 transportation companies with comparable revenues and assets (Transportation Industry Peer Group) and from Towers Watson’s 2010 General Industry Executive Compensation Database (Database), statistically regressed to account for differentials in revenues. The median total revenues and assets for the Transportation Industry Peer Group were $3.4 billion and $2.5 billion, respectively, while our 2011 total revenues and assets were $4.9 billion and $2.5 billion, respectively.

The Transportation Industry Peer Group consisted of the following companies:

• AMERCO • ABF Corporation	• Expeditors International of Washington, Inc.	• Norfolk Southern Corporation • Old Dominion Freight Line, Inc.
• Avis Budget Group, Inc.	• Hertz Global Holdings, Inc.	• Pacer International, Inc.
• C.H. Robinson Worldwide, Inc.	• Hub Group, Inc.	• Ryder System, Inc.
• Con-way, Inc.	• J.B.Hunt Transport Services, Inc.	• Swift Transportation Company
• CSX Corporation	• Kansas City Southern	• UTi Worldwide Inc.
• Dollar Thrifty Automotive Group, Inc.	• Landstar System, Inc.	• Werner Enterprises, Inc.

In January 2013, Cook & Co. performed an analysis of the competitiveness of our executive compensation, which showed total direct compensation (at target levels, assuming our then-current stock price) for Messrs. Welch and Pierson and Ms. Friel, who are corporate executives, to be below the median of comparable positions in the Transportation Industry Peer Group and the total direct compensation for Messrs. Ware and O’Connor, who are operating company executives, to be slightly above the median of comparable positions in the Transportation Industry Peer Group.

After careful consideration, however, the Compensation Committee determined that the Transportation Industry Peer Group data were of limited utility due to the significantly different business models and financial positions of many of the companies included in the Transportation Industry Peer Group. We have few direct peers and none of them faced all of the same circumstances we faced in 2013. Therefore, the Compensation Committee established an executive compensation program to achieve the compensation objectives described above and gave limited consideration to the Transportation Industry Peer Group data.

During 2013, the Compensation Committee retained Pearl Meyer as its independent compensation consultant. Pearl Meyer provided structural advice and market intelligence to the Compensation Committee and performed no other services for our Company or management. In April 2013, Pearl Meyer developed a revised compensation peer group of 12 transportation companies (Revised Transportation Industry Peer Group) and provided the Compensation Committee with compensation data derived from proxy statements of these companies.

The Revised Transportation Industry Peer Group consists of the following companies:

• Arkansas Best Corporation	• Hub Group, Inc.	• Ryder System, Inc.
• C.H. Robinson Worldwide, Inc.	• J.B. Hunt Transport Services, Inc.	• Swift Transportation Company
• Con-way, Inc.	• Landstar System, Inc.	• UTi Worldwide Inc.
• Expeditors International of Washington, Inc.	• Old Dominion Freight Line, Inc.	• Werner Enterprises, Inc.

The Compensation Committee considered the peer group information useful but of limited immediate utility given our particular facts and circumstances. Accordingly, the Compensation Committee approved a 2014 compensation structure that continued to reflect our unique situation and gave limited consideration to the peer group data.

Definitions of Performance Measures Used in Our Incentive Program

We use Adjusted EBITDA (in dollars), called Consolidated EBITDA in our credit facilities, as the primary performance measure for our cash and equity incentive programs. Adjusted EBITDA is an important measure used by management to evaluate our core operating performance and a key component of our credit agreement financial covenants. The Compensation Committee believes Adjusted EBITDA is an appropriate performance goal for incentive compensation because improvement in our core operating performance and compliance with the financial covenants are imperative for our short-term and long-term success. We also use unlevered free cash flow as a performance measure for our cash incentive program.

Adjusted EBITDA and unlevered free cash flow are non-GAAP measures. As defined in our credit agreement, Adjusted EBITDA measures our earnings before interest, taxes, depreciation and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations. Unlevered free cash flow is defined as our operating cash flow minus gross capital expenditures and excludes restructuring costs and interest payments on our indebtedness included in operating cash flow. Adjusted EBITDA and unlevered free cash flow are important measures used by management in evaluating our core operating performance and as such are deemed appropriate measures by our Compensation Committee in motivating executives to achieve a turnaround.

Description of Compensation Components

Base Salary

Base salary is a key component of our NEO compensation packages. Base salary is designed to:

•	reward NEOs for the day-to-day execution of their primary responsibilities;

•	attract and retain a talented and effective leadership team; and

•	provide a foundation for the structure of incentive cash compensation opportunities.

Base salary for our NEOs is based upon their experience, level of responsibility, and internal pay equity considerations among executive officers. There were no changes to the NEOs’ base salaries in 2013.

Annual Cash Incentive Compensation

The purpose of our annual cash incentive compensation is to reward executives for short-term improvements in Adjusted EBITDA and other measures that contribute to steady increases in stakeholder value.

2013 Annual Incentive Plan

During 2012, the Compensation Committee revised our incentive program for 2013 and, with assistance provided by Cook & Co., designed the 2013 Annual Incentive Plan (2013 AIP). The 2013 AIP was designed to reward executives for achievement of the annual performance goals the Compensation Committee believed were desirable to drive continuous improvement in our operating results and profitability. The 2013 AIP provided incentive opportunities for eligible executives based upon attainment of consolidated, or consolidated and operating company, as applicable, Adjusted EBITDA.

The 2013 AIP was approved by the Compensation Committee in January 2013. The objective of the 2013 AIP was to support our 2013 strategy and operating plan by:

•	providing a level of incentive opportunity that strongly motivates key executives to achieve stretch performance goals while also providing an element of retention;

•	increasing incentive potential and providing significant upside for key executives of the operating companies and corporate leadership; and

•	measuring and rewarding both consolidated Company and operating company performance.

To accomplish this objective, the Compensation Committee set target Adjusted EBITDA at a “stretch” level that the Compensation Committee believed was difficult but achievable with strenuous effort, and set threshold Adjusted EBITDA at a more achievable level of 75% of target. The Compensation Committee determined that performance targets should be calibrated to ensure enough “stretch” was built in to encourage the level of improved performance the Compensation Committee considered desirable. The maximum Adjusted EBITDA target was set at a level the Compensation Committee believed would be very difficult to achieve. The Compensation Committee set targets for the consolidated Company as well as for each operating company.

The target bonus opportunities for 2013 were significantly raised from 2012 to create stronger performance and retention incentives. The proposed payout levels were developed following a review of incentive compensation within the Transportation Industry Peer Group. The peer group data were used to help the Compensation Committee evaluate the competitiveness of the potential payouts, but was not the principal factor guiding the decision because the Compensation Committee recognized the need to focus on our unique circumstances. The Compensation Committee set the 2013 short-term incentive opportunities at levels that were significantly higher than the median data for comparable positions in the Transportation Industry Peer Group. This was a one-time decision intended to (a) recognize strong performance in 2011 and 2012 that may have been under-rewarded, (b) create additional focus and reward opportunities for near-term execution (which was critical for the 2014 Financing Transactions) and (c) provide additional retention value during 2013, which was a critical year for our Company and a time during which the value of equity-based incentives was less certain.

The 2013 AIP used an incentive pool design as its funding approach. Consolidated Adjusted EBITDA was to be the financial measure that determined the size of the incentive pool. The incentive pool was to be funded only if we achieved the pre-determined threshold level of consolidated Adjusted EBITDA. If the incentive pool was funded, it was to be allocated to the participants in the 2013 AIP based on the achievement of corporate-level or operating company goals, as applicable, and the participants’ pre-determined incentive opportunities. If consolidated Adjusted EBITDA performance exceeded target, the potential payout for each operating company would be based upon the lesser of operating company performance or consolidated corporate performance.

Once the consolidated Adjusted EBITDA-based incentive pool was established, each executive’s actual payout was to have been calculated based upon further attainment of the following goals at the consolidated or operating company level, as applicable:

•	unlevered free cash flow;

•	revenue; and

•	safety (hours between injuries).

These measures were selected because they were the measures that the Compensation Committee believed needed to be emphasized to deliver corporate and each operating company’s optimal performance under its respective business plan. The Compensation Committee had discretion to make adjustments to any of the performance goals to compensate for any changes that significantly altered the basis upon which the goals were determined. Furthermore, if target levels of performance were not met, the Compensation Committee reserved the right, in its discretion, to award below-target discretionary bonuses to executives as circumstances warranted.

The threshold level of consolidated Adjusted EBITDA for 2013 was $266 million, or 75% of the target Adjusted EBITDA goal of $354 million. If we achieved the threshold level of consolidated Adjusted EBITDA, the potential incentive pool would have been $1.8 million, and if we achieved the target level of consolidated Adjusted EBITDA, the potential incentive pool would have been $8.1 million. If we achieved consolidated Adjusted EBITDA above the $354 million target, the overall potential incentive pool would have been increased by an amount equal to 10% of Adjusted EBITDA above $354 million, subject to a maximum incentive pool of $16.2 million for exceptional performance.

The following table sets forth the targets for and actual achievement of our consolidated performance goals for 2013:

Consolidated
Goal	2013 Target	2013 Actual	Variance
Adjusted EBITDA:	$354 million	$258 million	$(97 million	)
Revenue:	$5,008 million	$4,865 million	$(143 million	)
Unlevered Free Cash Flow:	$72 million	$112 million	$40 million
Increase in hours between lost time injuries:	0.0%	7.2%	7.2%

In January 2014, the Compensation Committee assessed our 2013 performance against the pre-determined performance goals. For 2013, we achieved $258 million of consolidated Adjusted EBITDA which was below the $266 million threshold set by the Compensation Committee, and, therefore, we did not achieve the performance necessary for funding the consolidated incentive pool under the 2013 AIP. Failure to achieve the consolidated 2013 Adjusted EBITDA target was in part attributed to a delay in the implementation of the YRC Freight network optimization plan due to external factors beyond management’s control. We completed implementation of the network optimization plan at the end of 2013, and expect to benefit from the operational improvements and costs savings from the network optimization plan during 2014.

Given these unique circumstances, the Compensation Committee awarded discretionary bonuses to Messrs. Welch and Pierson and Ms. Friel in January 2014 to reward them for their extraordinary contributions to our business during 2013. In making this determination, the Compensation Committee recognized their progress on the completion and implementation of several projects and transactions for 2013 and beyond. Under their leadership, we conducted the union negotiation that resulted in the amendment and extension of the IBT contract through 2019, and we completed the 2014 Financing Transactions that resulted in the reduction of our outstanding indebtedness by approximately $300 million, the replacement and extension of our principal debt arrangements and the improvement of our balance sheet and liquidity at a time critical for long-term Company health. The Compensation Committee determined that these business objectives for 2013 were met and that their expectations for execution were exceeded. These accomplishments will result in significant economic benefits to us through labor cost savings and annualized interest expense savings and will allow us to re-focus our attention on improving our operations and our future operating performance. Mr. Welch received a discretionary bonus of $875,000, Mr. Pierson received a discretionary bonus of $825,000 and Ms. Friel received a discretionary bonus of $300,000. The amounts were not based on a formula or pre-determined goals, but instead upon the Compensation Committee’s belief that (i) Messrs. Welch and Pierson and Ms. Friel should be rewarded for their exemplary performance and broad responsibilities for our Company’s direction and future, including the IBT contract extension and 2014 Financing Transactions, and (ii) strict adherence to the performance criteria established under the 2013 AIP would not be reflective of the overall efforts and performance of these executives in 2013. Mr. Pierson’s discretionary bonus represented the largest percentage relative to his bonus opportunity for 2013 because he was principally responsible for the 2014 Financing Transactions, the success of which was critical to our Company’s future.

Messrs. O’Connor and Ware are operating company presidents and, if a consolidated incentive pool had been funded for 2013, their bonuses would have been determined based on operating company Adjusted EBITDA, revenue, unlevered free cash flow and safety performance. The operating company performance targets were set at levels that were as difficult to achieve as the consolidated performance targets. Because no consolidated incentive pool was funded for 2013, the Compensation Committee awarded discretionary bonuses to Messrs. O’Connor and Ware. For Mr. O’Connor, the Compensation Committee considered the fact that Reddaway’s performance exceeded target Adjusted EBITDA, revenue and unlevered free cash flow performance goals and only missed the safety performance target by 2.6 percentage points. Mr. O’Connor received a discretionary bonus of $250,000. For Mr. Ware, the Compensation Committee considered the fact that Holland’s performance exceeded target for all four of its performance goals. Mr. Ware received a discretionary bonus of $385,000.

Equity Incentive Compensation

A portion of NEO compensation is in the form of time-vested restricted Common Stock awards and restricted Common Stock award opportunities based upon achievement of predetermined performance goals. The purpose of equity incentive grants is to motivate executives to achieve continuous improvement and long-term value creation by giving them a stake in the long-term enterprise value of our Company. We believe Common Stock awards align executives’ interests with Stockholders and serve as an important retention tool by conditioning the realized value of such awards on continued employment.

In February 2013, Messrs. Welch and Pierson and Ms. Friel received awards of Common Stock for 2012 performance pursuant to their employment agreements, as described below under Senior Executive Common Stock Awards. In February 2013, Mr. Rogers received an award of 38,550 shares of Common Stock of which 50% were vested on the grant date and 50% vested on the first anniversary of the grant date. In February 2013, Mr. Ware received an award of 12,000 time-vesting restricted shares and Mr. O’Connor received an award of 10,000 time-vesting restricted shares. Mr. O’Connor’s and Mr. Ware’s restricted stock awards vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. The Compensation Committee made these awards to encourage the executives to focus on long-term operating company value creation that contributes to increases in consolidated value, as each award vests over time and forfeits if the executive voluntarily leaves us prior to vesting.

Senior Executive Common Stock Awards

The employment agreements for Messrs. Welch and Pierson and Ms. Friel provide for awards of restricted Common Stock to be made annually over a period of several years. The mutual intent of these executives and the Board was that if each executive fully earned all of his or her annual performance awards, at the expiration of his or her employment agreement in 2015, he or she would have received, in total, an aggregate number of shares of Common Stock equal to 2.0%, 1.0% and 0.8%, respectively, of our outstanding Common Stock on a fully-diluted basis at the expiration date.

The rationale for structuring the awards in this manner was that the executives, who were selected and charged with responsibility to lead our turnaround, assumed significant risk in accepting their positions at a time when there was substantial doubt about our ability to continue as a going concern, and that any increase in our enterprise value over the employment period would be significantly attributable to their leadership. This would include any increase in our enterprise value to the point where we could potentially raise new capital, as the Compensation Committee felt the executives should be motivated to help create that opportunity. There was, thus, appreciable upside potential if the executives’ efforts were successful but also downside risk to the value of their incentive opportunities if they were not.

Subsequent to their execution, it was determined that the equity dilution provisions of the employment agreements were ambiguous and did not accurately and appropriately address all essential elements required to reflect the mutual intent of the executives and the Board regarding the impact of equity dilutive events on the awards. The employment agreements were amended with the Compensation Committee’s approval on October 30, 2012 to cure this ambiguity.

As amended, the Common Stock awards have the following structure:

•	Each executive received an Initial Award of restricted Common Stock equal to his or her Initial Award Percentage (0.6% for Welch, 0.3% for Pierson, and 0.2% for Friel) of our outstanding Common Stock on a fully-diluted basis on the grant date. The Initial Awards vested 25% on January 1, 2013 for Messrs. Welch and Pierson and 25% on February 20, 2013 for Ms. Friel, with an additional 25% vesting on each subsequent anniversary of the applicable employment agreement.

•	Each executive is eligible for a Performance Award of restricted Common Stock to be granted within 90 days after the end of each of the first four years of his or her employment agreement, based upon the level of achievement of predetermined quantitative, or quantitative and qualitative, performance goals established each year by the Compensation Committee. Mr. Welch’s first Performance Award was for 2011, and Mr. Pierson’s and Ms. Friel’s first Performance Awards were for 2012. The maximum Performance Award opportunity for each year is a number of shares equal to a percentage of our then outstanding Common Stock (0.35% for Welch, 0.175% for Pierson, and 0.15% for Friel) on a fully-diluted basis on each grant date. Mr. Welch’s 2011 Performance Award vested on the first anniversary of the grant date. The subsequent Performance Awards vest 50% on the grant date and 50% on the first anniversary of the grant date.

•	If, at the expiration of each executive’s employment agreement (Equity Adjustment Date), the aggregate number of shares received as the Initial Award and each Performance Award (if fully earned) is less than 2.0% for Welch, 1.0% for Pierson or 0.8% for Friel (or if the Performance Awards are not fully earned, the percentage to which those NEOs were entitled based on the applicable level of achievement) of our then outstanding Common Stock on a fully-diluted basis on the Equity Adjustment Date, then each executive will receive an Equity Adjustment Award to make up the difference. Each Equity Adjustment Award will be fully vested on the grant date.

Pursuant to the terms of their employment agreements, Messrs. Welch and Pierson and Ms. Friel received the following awards of Common Stock:

•	Initial Awards: Messrs. Welch and Pierson and Ms. Friel received an initial award of 122,406 restricted shares, 61,203 shares and 40,563 shares of Common Stock, respectively, at the inception of their employment agreements. These awards were granted on December 2, 2011 for Mr. Welch, December 2, 2011 for Mr. Pierson and February 20, 2012 for Ms. Friel. The number of shares awarded was equal to 0.6%, 0.3% and 0.2%, respectively, of our outstanding Common Stock on a fully-diluted basis on the grant date. On February 26, 2013, Messrs. Welch and Pierson and Ms. Friel received an additional award of 9,767 shares, 4,883 shares and 3,495 shares, respectively, to cure a shortfall in each executive officer’s award at the inception of his or her employment agreement, each make up award having the same vesting dates as those for the original award.

•	2011 Performance Award for Mr. Welch: In February 2012, pursuant to the terms of his employment agreement, Mr. Welch received an award of 72,436 restricted shares of Common Stock for 2011 performance. The financial performance goal for the 2011 Performance Award was $90.0 million in consolidated Adjusted EBITDA for the second half of 2011. We achieved the consolidated Adjusted EBITDA target for the second half of 2011, resulting in the maximum Performance Award for which Mr. Welch was eligible following 2011. On February 26, 2013, Mr. Welch received an additional award of 4,665 shares to make up a shortfall in his February 20, 2012 grant.

•	2012 Performance Awards: In February 2013, Messrs. Welch and Pierson and Ms. Friel received an award of 77,101 shares, 38,550 shares and 33,043 shares of Common Stock, respectively, for 2012 performance. The financial performance goal for the 2012 Performance Award was $233 million in consolidated Adjusted EBITDA. We achieved consolidated Adjusted EBITDA of $241 million in 2012, resulting in the maximum Performance Award for which these executives were eligible following 2012. The number of shares awarded was equal to 0.35%, 0.175% and 0.15%, respectively, of our outstanding Common Stock on a fully-diluted basis.

•	2013 Performance Awards: In February 2014, Messrs. Welch and Pierson and Ms. Friel received an award of 120,060 shares, 60,030 shares and 51,454 shares of restricted Common Stock, respectively, for 2013 performance. The financial performance goal for the 2013 Performance Award was $266 million in consolidated Adjusted EBITDA. This goal was the same as the threshold level for the cash awards under the 2013 AIP. We did not achieve the 2013 performance goal; however, the Compensation Committee determined to provide discretionary performance equity awards based on the same criteria described in —Annual Cash Incentive Compensation—2013 Annual Incentive Plan and awarded the full Performance Award for which these executives were eligible following 2013. The number of shares awarded was equal to 0.35%, 0.175% and 0.15%, respectively, of our outstanding Common Stock on a fully-diluted basis.

The following table summarizes the Common Stock awards made pursuant to the employment agreements of Messrs. Welch and Pierson and Ms. Friel:

Name	Initial Award % of Fully-Diluted Shares	Initial Award of Restricted Shares(1)	Annual Performance Award % of Fully-Diluted Shares	2011 Performance Award Shares(1)	2012 Performance Award Shares	2013 Performance Award Shares
Welch	0.6%	132,173	0.35%	77,101	77,101	120,060
Pierson	0.3%	66,086	0.175%	NA	38,550	60,030
Friel	0.2%	44,058	0.15%	NA	33,043	51,454

(1)	Includes makeup shares issued in February 2013.

The grant date fair value of the 2013 Performance Awards, as determined in accordance with FASB ASC Topic 718, was $2,719,359 for Mr. Welch, $1,359,680 for Mr. Pierson and $1,165,433 for Ms. Friel. These amounts will be included in the Summary Compensation Table for 2014. The size of these awards was based on the pre-determined percentage of our fully-diluted outstanding shares described in the table above pursuant to the terms of the employment agreements. The Compensation Committee believed that these significant equity award levels were appropriate to create the necessary forward-looking performance and retention incentives at the time these executive were hired, when there was uncertainty about our future and our stock price trajectory, and the Compensation Committee believes they continued to be relevant to the circumstances we faced in 2013. The Compensation Committee determined to evaluate these executives’ 2013 performance based on their implementation and completion of projects and transactions in 2013 and early 2014 and granted the 2013 Performance Award even though we failed to meet the financial performance goal set for 2013, in recognition of the factors described under —Annual Cash Incentive Compensation—2013 Annual Incentive Plan, as well as to preserve the intent of the employment agreements to give these three executives significant opportunities for ownership and wealth creation, tied directly to Stockholder value creation.

Signing and Retention Bonus for Mr. Pierson

Prior to becoming our CFO, Mr. Pierson was an executive on the Alvarez & Marsal (A&M) team that consulted on our 2011 restructuring and had been working with us as a consultant since early 2009. He was highly knowledgeable about our financial structure and operations and was instrumental in the 2011 restructuring. Mr. Pierson had also developed business relationships with our lenders and other stakeholders. As a result, our Board felt that recruiting him to our leadership team was important to our turnaround strategy. As part of his compensation package, the Board agreed to pay Mr. Pierson a signing bonus of $640,000 upon execution of his employment agreement and to place an additional $560,000 in escrow as a retention bonus. Pursuant to the terms of the escrow arrangement, $268,000 of the retention bonus was released on December 31, 2012 and $209,000 was released on December 31, 2013. The remaining portion of the retention bonus will be released on December 31, 2014, provided Mr. Pierson has not been terminated for cause or resigned without good reason (as such terms are defined in Potential Payments upon Termination or Change of Control—Welch, Pierson and Friel Agreements) prior to such payment date. If Mr. Pierson is terminated without cause, resigns for good reason, dies or becomes disabled, or in the event of our bankruptcy, he or his estate or personal representative will receive the remaining amounts held in escrow.

Benefit Plans

All NEOs are eligible to participate in our health and welfare plans, including those providing medical, dental, life insurance and accidental death and dismemberment benefits, generally on the same basis as our other non-union employees. Our NEOs pay the same price for their elected benefits as other non-union employees. We provide a “flex dollars” benefit to employees that can only be applied toward the cost of their benefits. As an employee’s pay increases, the amount of “flex dollars” he or she receives decreases. Pursuant to his employment agreement, we pay the premiums for Mr. Welch’s coverage under our health and welfare plans and a $500,000 term life insurance policy.

Our NEOs may participate in our defined contribution 401(k) plan, a tax-qualified retirement savings plan. The Code limits the contributions NEOs can make to the 401(k) plan. In 2009, in connection with union wage concessions, we suspended indefinitely Company-matching contributions under the 401(k) plan for our employees, including NEOs.

We sponsor two qualified defined benefit pension plans for employees of our Company and certain participating subsidiaries who commenced employment prior to January 1, 2004. We froze benefit accruals under these plans on July 1, 2008. Messrs. Welch and Rogers and Ms. Friel participate in the Yellow Corporation Pension Plan, and Mr. O’Connor participates in the Roadway LLC Pension Plan, based upon their service prior to that date. See Pension Benefits for a discussion of these qualified pension plans.

Severance and Other Termination-of-Employment Benefits

Messrs. Welch and Pierson and Ms. Friel are entitled to severance benefits under their employment agreements if they are terminated without cause or resign for good reason, regardless of whether a change of control has occurred. The Compensation Committee believed providing these severance benefits was essential for their recruitment. See Potential Payments upon Termination or Change of Control—Welch, Pierson and Friel Agreements for the definitions of cause and good reason in their employment agreements.

Recipients of restricted stock awards may be entitled to accelerated vesting of those awards upon a change of control or upon termination due to death, disability or retirement at or after age 65, as described in Potential Payments upon Termination or Change of Control—Restricted Stock Award Agreements below.

In connection with the termination of Mr. Rogers’ employment, we entered into a General Release and Separation Agreement with him, as described in Potential Payments upon Termination or Change of Control—Separation Agreement with Mr. Rogers.

Executive Separation Guidelines

In 2012, the Compensation Committee adopted Executive Separation Guidelines (Guidelines) to assist itself in providing post-termination compensation to corporate and operating company executives. The Guidelines are intended to provide guidance only, are not binding on the Compensation Committee and do not create any entitlements for executives.

The Guidelines provide that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Compensation Committee’s discretion, but generally a terminated executive will receive post-termination compensation in an amount equal to 100% of his or her annual base salary, payable in 12 monthly installments. The period during which the executive receives post-termination compensation (Inactive Employment Period) begins 60 days following termination. During this period, the terminated executive may elect to receive COBRA continuation coverage at the rate payable by active non-union employees through the end of the Inactive Employment Period or until the terminated executive becomes entitled to other employer-provided health plan coverage. The terminated executive’s other benefits (pension, 401(k), disability, incentive compensation, etc.) cease on the termination date.

The post-termination compensation for Messrs. Welch and Pierson and Ms. Friel is determined under their employment agreements, which provide for post-termination compensation in an amount equal to 150% of their annual base salary, payable in 18 monthly installments. Stock awards that have not vested at the time of termination without cause or resignation for good reason are forfeited.

Compensation Decisions for 2014

2014 Annual Incentive Plan

In February 2014, the Compensation Committee approved a 2014 Annual Incentive Plan (2014 AIP). The objectives of the 2014 AIP are to support our 2014 strategy and operating plan, which at the consolidated level is substantially dependent on operational turnaround at YRC Freight, by:

•	incentivizing management performance to achieve important and significant performance metrics; and

•	measuring and rewarding both consolidated and segment performance.

The 2014 AIP provides incentive opportunities for eligible executives based upon attainment of increasing levels of consolidated, or YRC Freight or Regional segment performance, as applicable, Adjusted EBITDA. The incentive opportunities for 2014 will commence once the consolidated Company, YRC Freight and/or the Regional segment achieve 75% of the applicable Board-approved Adjusted EBITDA target for the year.

The 2014 AIP uses an incentive pool design as its funding approach. Adjusted EBITDA is the financial measure that determines the size of the incentive pool. The incentive pool is funded only when and to the extent we achieve the pre-determined threshold level of consolidated, YRC Freight and/or Regional segment, as applicable, Adjusted EBITDA. If the incentive pool is funded, it is allocated to the participants in the 2014 AIP based on the achievement of consolidated, YRC Freight or Regional segment goals, as applicable, and the participants’ pre-determined incentive opportunities. The 2014 target incentive pool is $6.8 million, to be funded to the extent we achieve target Adjusted EBITDA in 2014. The incentive pool may exceed target proportionately as Adjusted EBITDA performance warrants, with a maximum incentive pool of $13.6 million for exceptional performance.

The Compensation Committee determined that performance targets should be calibrated to ensure enough “stretch” is built in to drive the level of improved performance the Compensation Committee considers desirable. The Compensation Committee has discretion to make adjustments to any of the performance goals to compensate for any changes that significantly alter the basis upon which the goals were determined. Furthermore, if target levels of performance are not met, the Compensation Committee reserves the right, in its discretion, to award below-target discretionary bonuses to executives as circumstances warrant.

Once the Adjusted EBITDA-based incentive pool is established, each executive’s actual payout will be calculated based upon performance at the consolidated, YRC Freight or Regional operating company level, as applicable, including an evaluation of:

•	unlevered free cash flow;

•	revenue; and

•	safety (hours between injuries).

The following table illustrates the individual incentive awards for 2014 at target and maximum performance levels for our NEOs.

Incumbent	Position	Incentive
		Target	Max
Welch	CEO	$1,700,000	$3,400,000
Pierson	CFO	$1,300,000	$2,600,000
Friel	EVP General Counsel	$500,000	$1,000,000
O’Connor	President Reddaway	$120,000	$240,000
Ware	President Holland	$280,000	$560,000

2014 One-Time Equity Awards

On February 25, 2014, the Compensation Committee approved one-time restricted stock awards in recognition of certain executives’ extraordinary efforts in connection with a series of financing transactions (the 2014 Financing Transactions) that included: (a) a series of private placements of equity securities for an aggregate purchase price of $250.0 million in cash; (b) equity securities exchanges or conversions for outstanding Series B Notes in an aggregate principal amount of approximately $50.6 million, plus, in the case of exchanged Series B Notes, accrued and unpaid interest thereon; (c) entry into the Second Amended and Restated Contribution Deferral Agreement with certain multiemployer pension funds named therein, which included the extension of the maturity of deferred pension payments and deferred interest under the previously effective Amended and Restated Contribution Deferral Agreement from March 31, 2015 to December 31, 2019; and (d) entry into a new $450 million asset-based loan (ABL) facility and a new $700 million term loan facility, the proceeds of which were used to repay the previously-existing ABL facility and term loan facility. Mr. Welch received 33,333 shares, Mr. Pierson received 33,333 shares and Ms. Friel received 10,000 shares as one-time awards. In each case, the awards vest 50% immediately and 50% one year from the grant date.

Equity Ownership Guidelines

In 2004, the Compensation Committee established equity ownership guidelines for certain of our executive officers. These guidelines were suspended in 2009 due to our financial uncertainty and low Common Stock price at the time and have not been reinstated. The Compensation Committee remains committed to the continued alignment of executive compensation and Stockholder interests and believes NEO equity incentive awards are appropriately structured to promote that goal.

Incentive Compensation Recovery Policy

In December 2007, the Compensation Committee adopted an executive compensation recovery policy that allows the Compensation Committee, in its sole discretion, to recover from executive officers any annual and long-term incentive compensation that is based upon financial statements required to be restated as a result of errors, omissions or fraud, regardless of whether an executive officer causes the restatement. The incentive compensation subject to recovery is that which exceeds the compensation that would otherwise have been granted based upon the restated financial results, but only to the extent of unvested or deferred equity awards. The Compensation Committee will consider the impact of taxes previously paid or withheld when determining whether, and to what extent, to recover incentive compensation.

Section 10D of the Exchange Act, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires public companies to recover, on a no-fault basis, incentive compensation amounts based upon financial results that are required to be restated due to material noncompliance with financial reporting requirements, and directs the SEC to adopt rules providing for such recoveries. The SEC has yet to adopt its 10D rules. The Welch, Pierson and Friel employment agreements provide that equity incentive awards shall be subject to clawback under Section 10D upon adoption of the SEC’s 10D rules. The Compensation Committee intends to update its clawback policy accordingly when the new rules are adopted.

Limitations on Deductibility of Executive Compensation

Code Section 162(m) places a $1 million limit on the amount of compensation we may deduct for federal income tax purposes in any year with respect to certain executive officers. Certain performance-based compensation and certain other stockholder-approved compensation are not subject to the deduction limit. We believe we have qualified certain compensation for deductibility under Code Section 162(m), including certain executive officer compensation expense related to incentive compensation under our 2011 Plan. We may from time to time pay compensation to our executive officers that may not be deductible for federal income tax purposes if consistent with our executive compensation philosophy and objectives.

Excess Compensation Limit

In 2011, we made an election under the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (Pension Relief Act) to extend our amortization period for certain pension losses for the 2009 and 2010 plan years. Employers that elect to extend the amortization period are subject to a $1 million annual limitation on total compensation paid to an executive during a three-year period. We were subject to the Pension Relief Act compensation limit for the period 2010–2012. To avoid any accelerated pension contributions or additional pension expense under our single employer pension plans, our Board negotiated provisions in the Welch, Pierson and Friel Agreements that limited each executive’s total compensation to $1 million in any calendar year commencing prior to January 1, 2013, if such compensation would have resulted in any accelerated pension contribution or additional pension expense under our single employer pension plans.

Restrictions on Pledging Common Stock Awards and Abusive Trading Practices

Our Securities Trading and Disclosure Policy prohibits our directors and officers from placing their Common Stock in a margin account with a broker or pledging their Common Stock as collateral to secure a debt. The policy also prohibits abusive trading practices involving our Common Stock, such as short-sales or hedging against market risk. Based upon information submitted by our directors and executive officers, we do not believe any Common Stock held by them has been placed in a margin account or pledged as security for a loan.

Compensation Committee Report

In 2013, our Compensation Committee was composed entirely of independent directors, as defined by NASDAQ Listing Rule 5605(d)(2)(A), our Director Independence Standards, and Exchange Act Rule 10C-1(b)(1). The Compensation Committee consists of Messrs. Kneeland (Chairman), Doheny and Hoffman.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based upon such review and discussion, the Compensation Committee recommended to our Board that Compensation Discussion and Analysis be included in this proxy statement.

Michael J. Kneeland, Chair Matthew A. Doheny James E. Hoffman

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage unreasonable or excessive risk-taking. Based upon this review, we believe our compensation policies and practices are not reasonably likely to expose us to unreasonable or excessive risk that could have a material adverse effect on us. We believe our practice of providing a significant portion of compensation in the form of long-term equity compensation and using multiple performance measures in our incentive plans serve to balance risk and reward. We also maintain a prohibition on hedging and an incentive compensation recovery policy to mitigate undue risk associated with compensation.

Executive Compensation

The tables below provide information on our NEO compensation in 2013, 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)
James L. Welch	2013	712,000	875,000	(5)	569,335	—	—	—	14,295	2,170,630
Chief Executive Officer	2012	701,500	—		893,136	—	250,000	98,000	25,688	1,968,324
	2011	305,128	—		1,564,349	—	—	551,000	81,005	2,501,482

Jamie G. Pierson	2013	612,000	1,034,000	(6)	270,153	—	—	—	83,070	1,999,223
Executive Vice President &	2012	601,500	268,000	(7)	—	—	250,000	—	80,672	1,200,172
Chief Financial Officer	2011	95,769	640,000	(8)	782,174	—	—	—	8,526	1,526,469

Michelle A. Friel	2013	437,000	300,000	(5)	227,266	—	—	—	1,894	966,161
Executive Vice President, General Counsel & Secretary	2012	378,279	—		500,142	—	100,000	41,000	147,087	1,166,508

Thomas J. O’Connor	2013	280,257	250,000	(5)	62,200	—	—	—	1,756	594,213
President Reddaway	2012	281,056	—		246,600	—	75,000	168,000	—	770,656

Scott D. Ware	2013	350,000	385,000	(5)	74,640	—	—	—	1,743	811,383
President Holland

Jeffrey A. Rogers (9)	2013	363,750	—		239,781	—	—	—	122,704	726,236
Former President YRC Freight	2012	483,333	—		863,100	—	175,000	37,000	—	1,558,433
	2011	351,923	—		—	—	—	20,000	123,316	495,239

(1)	See Compensation Discussion and Analysis—Description of Compensation Components—Base Salary for a discussion of base salaries for 2013. On March 1, 2012, we terminated all automobile allowances and added 50% of the unused cost of such allowances to the base salaries of all executive officers who were previously entitled to them, other than Messrs. Welch and Pierson and Ms. Friel. On November 16, 2012, we terminated the automobile allowances for Messrs. Welch and Pierson and Ms. Friel and added 100% of the unused cost of such allowances to their base salaries.
(2)	Amounts for 2011 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of time-vested restricted Common Stock granted to Messrs. Welch and Pierson on the grant date under their employment agreements. See Executive Employment Agreements below. On December 2, 2011, Messrs. Welch and Pierson received 122,406 shares and 61,203 shares, respectively, of restricted Common Stock. The closing market price of our Common Stock on the grant date as quoted by NASDAQ was $12.78. The fair value of each grant is determined using the closing market price of our Common Stock on the grant date.

Amounts for 2012 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of time-vested restricted Common Stock granted to Messrs. Welch, Rogers and O’Connor and Ms. Friel on February 20, 2012. For Mr. Welch, amounts for 2012 represent the Common Stock awarded in 2012 for 2011 performance presented in accordance with FASB ASC Topic 718. The fair value of each grant is determined using the closing market price of our Common Stock on the grant date. The number of shares of restricted Common Stock awarded to each of the executives, the grant date determined in accordance with FASB ASC Topic 718, and the closing price of our Common Stock on the grant date are as follows:

February 20, 2012

Name	Shares	Grant Date	Closing Price ($)
James L. Welch	72,436	2/20/2012	12.33
Michelle A. Friel	40,563	2/20/2012	12.33
Thomas J. O’Connor	20,000	2/20/2012	12.33
Jeffrey A. Rogers	70,000	2/20/2012	12.33

Amounts previously reported under the Stock Awards column for 2011 and 2012 in our prior year proxy statement have been changed to present this information in accordance with FASB ASC Topic 718.

Amounts for 2013 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of Common Stock and time-vested restricted Common Stock granted to our NEOs on February 26, 2013. For Messrs. Welch and Pierson and Ms. Friel, amounts for 2013 represent the Common Stock awarded in 2013 for 2012 performance presented in accordance with FASB ASC Topic 718, and the Common Stock awarded in 2013 as make up awards, as described in footnote (a) below. The fair value of each grant is determined using the closing market price of our Common Stock on the grant date. The number of shares of Common Stock and restricted Common Stock awarded to each of the executives, the grant date determined in accordance with FASB ASC Topic 718, and the closing price of our Common Stock on the grant date are as follows:

February 26, 2013

Name	Shares		Grant Date	Closing Price ($)
James L. Welch	91,533	(a)	2/26/2013	6.22
Jamie G. Pierson	43,433	(a)	2/26/2013	6.22
Michelle A. Friel	36,538	(a)	2/26/2013	6.22
Thomas J. O’Connor	10,000		2/26/2013	6.22
Scott D. Ware	12,000		2/26/2013	6.22
Jeffrey A. Rogers	38,550		2/26/2013	6.22

(a)	The amount for Mr. Welch includes a grant of 9,767 shares to make up a shortfall in shares that should have been included in his initial grant on December 2, 2011 and a grant of 4,665 shares to make up a shortfall in shares that should have been included in his February 20, 2012 performance grant. The amount for Mr. Pierson includes a grant of 4,883 shares to make up a shortfall in shares that should have been included in his initial grant on December 2, 2011. The amount for Ms. Friel includes a grant of 3,495 shares that should have been included in her initial grant on February 20, 2012.

On February 25, 2014, the Compensation Committee approved Common Stock awards for Messrs. Welch and Pierson and Ms. Friel for 2013 performance. On February 25, 2014, the Compensation Committee also approved one-time Common Stock awards in recognition of these individuals’ efforts in connection with certain of the 2014 Financing Transactions. See Compensation Discussion and Analysis—Description of Compensation Components—Senior Executive Common Stock Awards and Compensation Discussion and Analysis—Compensation Decisions for 2014—2014 One-Time Equity Awards. The aggregate grant date fair value of these awards is $3,474,351 for Mr. Welch, $2,114,672 for Mr. Pierson and $1,391,933 for Ms. Friel. These grant date fair values will be included in the Summary Compensation Table for 2014.

(3)	Only Messrs. Welch, Rogers and O’Connor and Ms. Friel are eligible to participate in our pension plans. The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefits under our qualified and non-qualified defined benefit pension plans. The accumulated benefits for Messrs. Welch, Rogers and O’Connor and Ms. Friel under our pension plans are due to their years of prior service with us. Benefit accruals under our pension plans were frozen on July 1, 2008. Due to an increase in the interest rate used to calculate the present value of the benefits, the aggregate change in the actuarial present value of the accumulated benefits under our pension plans for 2013 was negative. In 2013, the aggregate value of Mr. Welch’s pension benefits decreased by $126,000; the aggregate value of Ms. Friel’s pension benefits decreased by $28,000; the aggregate value of Mr. O’Connor’s pension benefits decreased by $94,000; and the aggregate value of Mr. Rogers’ pension benefits decreased by $59,000. The increase in benefits in 2012 and 2011 was due to a decrease in the interest rate used to calculate the present value of the benefits. The monthly benefit payable at retirement did not increase.
(4)	All other compensation for 2013 includes the following:

Name	Perquisite Payments ($)		Relocation Reimbursement ($)		Severance Payments ($)		Total ($)
James L. Welch	14,295	(a)	—		—		14,295
Jamie G. Pierson	1,756	(b)	81,314	(c)	—		83,070
Michelle A. Friel	1,894	(d)	—		—		1,894
Thomas J. O’Connor	1,756	(e)	—		—		1,756
Scott D. Ware	1,743	(f)	—		—		1,743
Jeffrey A. Rogers	1,455	(g)	—		121,249	(h)	122,704

(a)	Represents $13,980 paid for the cost of Mr. Welch’s health and welfare benefits, $200 for family travel expenses reimbursed by us and $114 paid for the cost of premiums for a term life insurance policy paid by us.
(b)	Represents $1,642 paid for the cost of Mr. Pierson’s health and welfare benefits and $114 paid for the cost of premiums for a term life insurance policy paid by us.
(c)	Represents amounts reimbursed to Mr. Pierson for temporary living expenses while in Overland Park, Kansas and reasonable costs incurred in his weekly travel from his home in Dallas, Texas to Overland Park in an amount up to $6,000 per month. The total amount incurred by Mr. Pierson for his 2013 temporary living expenses and travel costs was $81,314. This total amount includes reimbursement of $25,898 of taxes with respect to these temporary living expenses and travel costs.
(d)	Represents $1,555 paid for the cost of Ms. Friel’s health and welfare benefits, $227 for family travel expenses reimbursed by us and $114 paid for the cost of premiums for a term life insurance policy paid by us.
(e)	Represents $1,642 paid for the cost of Mr. O’Connor’s health and welfare benefits paid by us and $114 paid for the cost of premiums for a term life insurance policy paid by us.
(f)	Represents $1,629 paid for the cost of Mr. Ware’s health and welfare benefits paid by us and $114 paid for the cost of premiums for a term life insurance policy paid by us.
(g)	Represents $872 paid for the cost of Mr. Rogers’ health and welfare benefits, $469 for family travel expenses reimbursed by us and $114 paid for the cost of premiums for a term life insurance policy paid by us.
(h)	Represents severance payments paid to Mr. Rogers pursuant to his separation agreement.

(5)	Represents discretionary bonuses to Messrs. Welch, O’Connor and Ware and Ms. Friel in January 2014 in recognition of 2013 performance. See Compensation Discussion and Analysis—Description of Compensation Components—Annual Cash Incentive Compensation—2013 Annual Incentive Plan for a description of the discretionary bonuses.
(6)	Represents a discretionary bonus of $825,000 paid to Mr. Pierson in January 2014 in recognition of 2013 performance, and $209,000 of the retention bonus released from escrow and paid to Mr. Pierson in 2013 under his employment agreement. See Compensation Discussion and Analysis—Description of Compensation Components—Annual Cash Incentive Compensation—2013 Annual Incentive Plan for a description of the discretionary bonus.
(7)	Represents a retention bonus paid to Mr. Pierson under his employment agreement.
(8)	Represents a signing bonus paid to Mr. Pierson under his employment agreement.
(9)	Mr. Rogers ceased to serve as President YRC Freight on September 20, 2013.

Executive Employment Agreements

Welch Employment Agreement

On July 22, 2011, we entered into an employment agreement with Mr. Welch (Welch Agreement), which was amended on October 30, 2012. The Welch Agreement, as amended, contains the following key terms and conditions:

•	a four-year employment term, commencing on July 22, 2011 and ending on July 22, 2015;

•	an annualized base salary of $712,000 per year, which may be increased, but not decreased, by the Board in its discretion;

•	an initial grant of restricted Common Stock equal to 0.6% of our outstanding Common Stock on a fully-diluted basis on the grant date, 25% of which vested on January 1, 2013 and an additional 25% of which vested or will vest on each of July 22, 2013, July 22, 2014 and July 21, 2015, provided Mr. Welch continues to be employed by us on those dates;

•	annual equity awards of up to 0.35% of our outstanding Common Stock on a fully-diluted basis on each grant date within 90 days after the end of each of the first four fiscal years occurring during the term of the Welch Agreement, based upon the level of achievement of performance goals to be determined by the Compensation Committee each year. The equity award for 2011 performance vested fully on February 20, 2013, and subsequent annual performance-based awards vest 50% on the grant date and 50% on the first anniversary of the grant date, provided Mr. Welch continues to be employed by us on those dates;

•	if, at the expiration of the Welch Agreement, the aggregate number of shares received as the initial grant and subsequent annual performance-based awards (if fully earned) is less than 2.0% (or if the annual performance-based awards are not fully earned, the percentage to which Mr. Welch would be entitled based on the applicable level of achievement) of our then outstanding Common Stock on a fully-diluted basis on such date, then Mr. Welch will receive an equity adjustment award to make up the difference, which will be fully vested on the grant date;

•	a cash bonus payable in 2013 in an amount not to exceed $250,000 if certain performance criteria determined by the Compensation Committee were satisfied during 2012, the full amount of which Mr. Welch received in 2013 based upon full achievement of the $233 million Adjusted EBITDA target for 2012; and

•	participation in our benefit and insurance programs available to senior executives, payment of medical and dental plan premiums, a term life insurance policy, four weeks of vacation per year, and reimbursement of reasonable business expenses.

Pierson Employment Agreement

On November 3, 2011, we entered into an employment agreement with Mr. Pierson (Pierson Agreement), which was amended October 30, 2012. The Pierson Agreement, as amended, contains the following key terms and conditions:

•	an employment term commencing on November 3, 2011 and ending on December 31, 2015;

•	an annualized base salary of $612,000 per year, which may be increased, but not decreased, by the Board in its discretion;

•	an initial grant of restricted Common Stock equal to 0.3% of our outstanding Common Stock on a fully-diluted basis on the grant date, 25% of which vested on January 1, 2013 and an additional 25% of which vested or will vest on each of November 3, 2013, November 3, 2014 and November 3, 2015, provided Mr. Pierson continues to be employed by us on those dates;

•	annual equity awards of up to 0.175% of our outstanding Common Stock on a fully-diluted basis on each grant date within 90 days after the end of each of the first four full fiscal years occurring during the term of the Pierson Agreement, based upon the level of achievement of performance goals to be determined by the Compensation Committee each year. These annual performance-based equity awards vest 50% on the grant date and 50% on the first anniversary of the grant date, provided Mr. Pierson continues to be employed by us on those dates;

•	if, at the expiration of the Pierson Agreement, the aggregate number of shares received as the initial grant and subsequent annual performance-based awards (if fully earned) is less than 1.0% (or if the annual performance-based awards are not fully earned, the percentage to which Mr. Pierson would be entitled based on the applicable level of achievement) of our then outstanding Common Stock on a fully-diluted basis on such date, then Mr. Pierson will receive an equity adjustment award to make up the difference, which will be fully vested on the grant date;

•	a cash bonus payable in 2013 in an amount not to exceed $250,000 if certain performance criteria determined by the Compensation Committee were satisfied during 2012, the full amount of which Mr. Pierson received in 2013, based upon full achievement of the $233 million Adjusted EBITDA target for 2012;

•	a signing bonus and retention bonus as described in Description of Compensation Components —Signing and Retention Bonus for Mr. Pierson;

•	participation in our benefit and insurance programs available to senior executives, four weeks of vacation per year, and reimbursement of reasonable business expenses; and

•	relocation assistance per our relocation program and temporary housing and travel expenses of up to $6,000 per month, plus a gross up for tax purposes.

Friel Employment Agreement

On January 9, 2012, we entered into an employment agreement with Ms. Friel (Friel Agreement), which was amended on October 30, 2012. The Friel Agreement, as amended, contains the following key terms and conditions:

•	an employment term commencing on February 13, 2012 and ending December 31, 2015;

•	an annualized base salary of $437,000 per year, which may be increased, but not decreased, by the Board in its discretion;

•	an initial grant of restricted Common Stock equal to 0.2% of our outstanding Common Stock on a fully-diluted basis on the grant date, 25% of which vested on January 1, 2013, and an additional 25% of which vested or will vest on January 1, 2014, January 1, 2015, and December 31, 2015, provided Ms. Friel continues to be employed by us on those dates;

•	annual equity awards of up to 0.15% of our outstanding Common Stock on a fully-diluted basis on each grant date within 90 days after the end of each of the first four full fiscal years occurring during the term of the Friel Agreement, based upon the level of achievement of performance goals to be determined by the Compensation Committee each year. These annual performance-based equity awards vest 50% on the grant date and 50% on the first anniversary of the grant date, provided Ms. Friel continues to be employed by us on those dates;

•	if, at the expiration of the Friel Agreement, the aggregate number of shares received as the initial grant and subsequent annual performance-based awards (if fully earned) is less than 0.8% (or if the annual performance-based awards are not fully earned, the percentage to which Ms. Friel would be entitled based on the applicable level of achievement) of our then outstanding Common Stock on a fully-diluted basis on such date, then Ms. Friel will receive an equity adjustment award to make up the difference, which will be fully vested on the grant date;

•	an annual cash bonus if certain performance criteria for the year determined by the Compensation Committee are satisfied; and

•	participation in our benefit and insurance programs available to senior executives, four weeks of vacation per year, and reimbursement of reasonable business expenses.

Messrs. Welch and Pierson and Ms. Friel were participants in the 2013 AIP and received discretionary performance incentive awards under the 2013 AIP for 2013. See Compensation Discussion and Analysis—Description of Compensation Components—Annual Cash Incentive Compensation.

See Potential Payments Upon Termination or Change of Control—Welch, Pierson and Friel Agreements for amounts payable to Messrs. Welch and Pierson and Ms. Friel following termination of employment.

See Compensation Discussion and Analysis—Description of Compensation Components—Senior Executive Common Stock Awards for information about the equity dilution provisions of the employment agreements.

Grants of Plan-Based Awards

The table below describes the grants of plan-based awards to our NEOs during the year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Equity Award ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James L. Welch
2013 AIP	N/A	425,000	1,700,000	3,400,000	—	—
Stock Award (3)	2/26/13	—	—	—	77,101	479,568
Stock Award (4)	2/26/13	—	—	—	9,767	60,751
Stock Award (4)	2/26/13	—	—	—	4,665	29,016
Jamie G. Pierson
2013 AIP	N/A	275,000	1,100,000	2,200,000	—	—
Stock Award (3)	2/26/13	—	—	—	38,550	239,781
Stock Award (4)	2/26/13	—	—	—	4,883	30,372
Michelle A. Friel
2013 AIP	N/A	137,500	550,000	1,100,000	—	—
Stock Award (3)	2/26/13	—	—	—	33,043	205,527
Stock Award (4)	2/26/13	—	—	—	3,495	21,739
Thomas J. O’Connor
2013 AIP	N/A	62,500	250,000	500,000	—	—
Stock Award (5)	2/26/13	—	—	—	10,000	62,200
Scott D. Ware
2013 AIP	N/A	192,500	385,000	770,000	—	—
Stock Award (5)	2/26/13	—	—	—	12,000	74,640
Jeffrey A. Rogers
2013 AIP	N/A	175,000	700,000	1,400,000	—	—
Stock Award (6)	2/26/13	—	—	—	38,550	239,781

(1)	Represents Common Stock granted under the 2011 Plan to Messrs. Welch and Pierson and Ms. Friel pursuant to their employment agreements, and restricted Common Stock granted under the 2011 Plan to Messrs. O’Connor, Ware and Rogers.
(2)	Amounts represent the aggregate grant date fair value of the Common Stock awards computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table.
(3)

On February 26, 2013, the Compensation Committee awarded 77,701 shares of Common Stock to Mr. Welch, representing 0.35% of our outstanding Common Stock on a fully-diluted basis on the grant date, which was the maximum award for which he was eligible pursuant the Welch Agreement for 2012 performance. On February 26, 2013, the Compensation Committee awarded 38,550 shares of Common Stock to Mr. Pierson, representing 0.175% of our outstanding Common Stock on a fully-diluted basis on the grant date, which was the maximum award for which he was eligible pursuant to the Pierson Agreement for 2012 performance. On February 26, 2013, the Compensation Committee awarded 33,043 shares of Common Stock to Ms. Friel, representing 0.15% of our outstanding Common Stock on a fully-diluted basis on the grant date, which was the maximum award for which she was eligible pursuant to the Friel Agreement for 2012 performance. The grant date for financial statement reporting purposes pursuant to FASB ASC Topic 718 was February 26, 2013.

These awards vested 50% on the grant date and 50% on the first anniversary of the grant date. The fair value of each award is determined using the closing market price of our Common Stock on the grant date.

On February 25, 2014, the Compensation Committee awarded 120,060 shares, 60,030 shares and 51,454 shares of Common Stock to Messrs. Welch and Pierson and Ms. Friel, respectively, pursuant to their employment agreements for 2013 performance. See Compensation Discussion and Analysis—Description of Compensation Components—Senior Executive Common Stock Awards. On February 25, 2014, the Compensation Committee also awarded 33,333 shares, 33,333 shares and 10,000 shares of Common Stock to Messrs. Welch and Pierson and Ms. Friel, respectively, as described in Compensation Discussion and Analysis—Compensation Decisions for 2014—2014 One-Time Equity Awards. These awards will be reported in the Grants of Plan-Based Awards Table for 2014.

(4)	Represents awards of Common Stock granted on February 26, 2013 to make up a shortfall in the initial grant to Messrs. Welch and Pierson and Ms. Friel, and in the case of Mr. Welch, to make up a shortfall in his grant for 2011 performance. The fair value of each award is determined using the closing market price of our Common Stock on the grant date.
(5)	Represents awards of time-vesting restricted Common Stock to Messrs. O’Connor and Ware. These awards vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. The fair value of each award is determined using the closing market price of our Common Stock on the grant date.
(6)	On February 26, 2013 the Board awarded 38,550 shares of Common Stock to Mr. Rogers. This award vested 50% on the grant date and was scheduled to vest 50% on the first anniversary of the grant date. The unvested portion of this award was forfeited in connection with the termination of Mr. Rogers’ employment on September 20, 2013. The fair value of the award is determined using the closing market price of our Common Stock on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table describes the outstanding stock awards for each NEO who had outstanding awards as of December 31, 2013.

	Stock Awards
Name	No. of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares or other rights that have not yet vested (#)	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not yet vested ($) (1)
James L. Welch (2)	104,638	1,817,562	—	—
Jamie G. Pierson (2)	52,319	908,781	—	—
Michelle A. Friel (2)	49,567	860,979	—	—
Thomas J. O’Connor (3)	25,000	434,250	—	—
Scott D. Ware (3)	30,750	534,127	—	—

(1)	The market value of unvested stock awards was calculated based on the per share closing price of our Common Stock of $17.37 on December 31, 2013 (the last business day of 2013).
(2)	Represents unvested restricted Common Stock granted under the 2011 Plan. For Mr. Welch, includes (i) 61,203 shares of restricted Common Stock granted on December 2, 2011 which vest in two equal installments on July 22, 2014 and July 21, 2015, (ii) 4,884 shares of restricted Common Stock granted on February 26, 2013 which vest in two equal installments on July 22, 2014 and July 21, 2015 and (iii) 38,551 shares of restricted Common Stock granted on February 26, 2013 which vested on February 26, 2014. For Mr. Pierson, includes (i) 30,602 shares of restricted Common Stock granted on December 2, 2011 which vest in two equal installments on November 3, 2014 and November 3, 2015, (ii) 2,442 shares of restricted Common Stock granted on February 26, 2013 which vest in two equal installments on November 3, 2014 and November 3, 2015 and (iii) 19,275 shares of restricted Common Stock granted on February 26, 2013 which vested on February 26, 2014. For Ms. Friel, includes (i) 30,423 shares of restricted Common Stock granted on February 20, 2012 which vested or vest in three equal installments on January 2, 2014, January 1, 2015 and December 31, 2015, (ii) 2,622 shares of restricted Common Stock granted on February 26, 2013 which vested or vest in three equal installments on January 2, 2014, January 1, 2015 and December 31, 2015 and (iii) 16,522 shares of restricted Common Stock granted on February 26, 2013 which vested on February 26, 2014.
(3)	Represents unvested restricted Common Stock granted under the 2011 Plan. For Mr. O’Connor, includes (i) 15,000 shares of restricted Common Stock granted on February 20, 2012 which vested or vest in three equal installments on February 20, 2014, February 20, 2015 and February 20, 2016 and (ii) 10,000 shares of restricted Common Stock granted on February 26, 2013 which vested or vest in two equal installments on February 26, 2014 and February 26, 2015. For Mr. Ware, includes (i) 7,500 shares of restricted Common Stock granted on February 20, 2012 which vested or vest in three equal installments on February 20, 2014, February 20, 2015 and February 20, 2016, (ii) 7,500 shares of restricted Common Stock granted on May 22, 2012 which vest in three equal installments on May 22, 2014, May 22, 2015 and May 22, 2016, (iii) 3,750 shares of restricted Common Stock granted on August 15, 2012 which vest in three equal installments on August 15, 2014, August 15, 2015 and August 15, 2016 and (iv) 12,000 shares of restricted Common Stock granted on February 26, 2013 which vested or vest in two equal installments on February 26, 2014 and February 26, 2015.

Option Exercises and Stock Vested

The following table displays amounts received through restricted stock vesting during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)
James L. Welch	181,737	2,039,345
Jamie G. Pierson	52,317	370,848
Michelle A. Friel	27,534	172,377
Thomas J. O’Connor	5,000	31,650
Scott D. Ware	6,250	92,175
Jeffrey A. Rogers	36,775	230,666

(1)	For Mr. Welch, includes vesting of 61,203 shares of restricted Common Stock granted on December 2, 2011, vesting of 72,436 shares of restricted Common Stock granted on February 20, 2012, vesting of 38,550 shares of restricted Common Stock granted on February 26, 2013 and vesting of 9,548 shares of restricted Common Stock granted as make up awards on February 26, 2013. For Mr. Pierson, includes vesting of 30,601 shares of restricted Common Stock granted on December 2, 2011, vesting of 19,275 shares of restricted Common Stock granted on February 26, 2013 and vesting of 2,441 shares of restricted Common Stock granted as a make up award on February 26, 2013. For Ms. Friel, includes vesting of 10,140 shares of restricted Common Stock granted on February 20, 2013, vesting of 16,521 shares of restricted Common Stock granted on February 26, 2013 and vesting of 873 shares of restricted Common Stock granted as a make up award on February 26, 2013. For Mr. O’Connor, includes vesting of 5,000 shares of restricted Common Stock granted on February 20, 2012. For Mr. Ware, includes vesting of 2,500 shares of restricted Common Stock granted on February 20, 2012, vesting of 2,500 shares of restricted Common Stock granted on May 22, 2012 and vesting of 1,250 shares of restricted Common Stock granted on August 15, 2012. For Mr. Rogers, includes vesting of 17,500 shares of restricted Common Stock granted on February 20, 2012 and vesting of 19,275 shares of restricted Common Stock granted on February 26, 2013.
(2)	Values are based on the closing price of our Common Stock on the vesting date.

Pension Benefits

The following table provides information regarding pension benefits for our NEOs eligible for pension benefits for the year ended December 31, 2013.

Name	Plan Name	No. of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
James L. Welch	Yellow Pension	28	1,059,000	—
Michelle A. Friel	Yellow Pension	11	139,000	—
Thomas J. O’Connor (3)	Roadway Pension	23	402,000	—
	SEPP	25	150,000	—
	Transfer SRP	25	57,000	—
Jeffrey A. Rogers (4)	Yellow Pension	8	95,000	—
	Transfer SRP	9	7,000	—

(1)	Effective July 1, 2008, benefit accruals under all plans and agreements were frozen.
(2)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:
(a)	a FASB ASC Topic 715 discount rate of 4.28%;
(b)	an expected retirement age of 65, which is the normal retirement age in the Yellow Corporation Pension Plan, except that an expected retirement age of 58 for Mr. Welch and Ms. Friel and 61 for Mr. Rogers was used because that is the earliest age at which he or she may retire under the applicable plan without benefit reduction;
(c)	the RP-2000, projected to 2012, was used as the post-retirement mortality table and no table was used for pre-retirement mortality; and
(d)	a discount percentage of 4.28% was used to calculate the lump sum distribution.
(3)	The accumulated benefits for Mr. O’Connor under the Roadway LLC Pension Plan are due to his years of service with Roadway prior to July 1, 2008.
(4)	The accumulated benefits for Mr. Rogers under the Yellow Corporation Pension Plan are due to his years of service with us prior to July 1, 2008. Mr. Rogers ceased to serve as President YRC Freight on September 20, 2013. Mr. Rogers’ annual pension benefits can commence, and Mr. Rogers’ Transfer SRP benefits will be paid, in August 2017 when Mr. Rogers reaches age 55.

Yellow Corporation Pension Plan

The Yellow Corporation Pension Plan, a noncontributory defined benefit plan, was frozen to new employees after December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008. Plan benefits are calculated based solely on salaries and cash annual incentive compensation earned before July 1, 2008. Participants are vested after five years of service.

Mr. Welch, Ms. Friel and Mr. Rogers will be entitled to an annual pension benefit (single life annuity) at age 65 of $80,395, $19,914 and $16,450, respectively. If a participant is age 55 to 65 and has 10 or more years of credited service, he or she is eligible for early retirement, subject to reduction of his or her accrued benefit. For example, the accrued benefit is reduced to 40% of the full age 65 benefit at age 55, 60% at age 60 and 90% at age 64. Mr. Welch, who is 59, is the only current NEO eligible for early retirement under the plan.

Roadway LLC Pension Plan

The Roadway LLC Pension Plan is a legacy defined benefit pension plan in which certain employees of Roadway were participants prior to the 2003 acquisition of Roadway by Yellow. Mr. O’Connor is the only NEO with accrued benefits under the plan, based upon his years of service with Roadway and compensation prior to July 1, 2008. The plan was frozen to new participants on December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008.

Mr. O’Connor, who is 53, is entitled to an annual pension benefit (single life annuity) at age 65 of $62,479. If a participant is age 55 to 65 and has 10 or more years of vesting service, he or she is eligible for early retirement subject to a reduction in his or her benefit. For example, the accrued benefit is reduced to 55% of the age 65 benefit if paid at age 55, 85% at age 60 and 97% at age 64. Alternatively, if a participant is at least age 50 and his or her age plus vesting service equals or exceeds 75 (rule of 75), he or she is eligible for early retirement subject to reduction in his or her benefit. For example, the accrued benefit is reduced to 80% of the age 65 benefit if age plus vesting service equals or exceeds 75 but is less than 80, and the accrued benefit is reduced to 90% if age plus vesting service equals or exceeds 85 but is less than 90.

Supplemental Retirement Plans

The Code limits covered compensation under the Yellow Corporation Pension Plan to $250,000 in 2012 and imposes maximum annual benefit limitations, which may cause a reduction in the benefits payable under the pension plan. In the future, regulations issued under the Code may adjust these limitations. We have adopted supplemental retirement plans to provide for the payment of benefits to certain plan participants who would lose benefits as a result of present or future Code provisions limiting the benefits payable or the compensation taken into account in computing these benefits.

Supplemental Executive Pension Plan (SEPP). We maintain a Supplemental Executive Pension Plan for certain executives, including Mr. O’Connor. The SEPP is intended to be a benefit restoration plan that provides nonqualified deferred benefits to executives whose qualified benefits the Code has limited. The Compensation Committee designates members of management as eligible participants in the SEPP.

Benefits under the SEPP are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death; or

•	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the Yellow Corporation Pension Plan); and

(B)	the earlier of:

(1)	the executive’s termination of employment; and

(2)	a specified payment date elected by the executive.

Notwithstanding the above, if the present value of the executive’s SEPP benefit amount is less than or equal to $10,000, the benefit is payable only as a single lump sum. In addition, if a Change of Control (as defined in the SEPP) occurs, the present value of the executive’s SEPP benefit amount will be actuarially reduced and paid in a lump sum within 30 days following the Change of Control. Benefits are payable under the SEPP if an executive’s benefit under the Yellow Corporation Pension Plan has been limited under Code Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits). To determine the amount of a SEPP benefit, if any, the benefit under the Yellow Corporation Pension Plan is calculated without regard to the Code Section 401(a)(17) or 415 limits, less the amount of the benefit actually payable under the Yellow Corporation Pension Plan. The compensation used to determine the benefit is the compensation used in determining the benefit under the Yellow Corporation Pension Plan and is essentially the compensation reported for federal income tax purposes (i.e., includes salary and annual incentive compensation and excludes fringe benefits). Effective July 1, 2008, benefit accruals under the SEPP were frozen. Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment.

Transferred Executives’ Supplemental Retirement Plan (Transfer SRP). Certain executives transferred from our subsidiaries that provided retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provided retirement benefits solely through qualified defined contribution plans. For these transferred executives, we adopted the Transfer SRP, which was intended to restore benefits the transferred executives would not receive under the qualified defined benefit plans as a result of their transfers. Benefit vesting under the Transfer SRP is determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transfer SRP are paid in a lump sum to the executives following their death, retirement, termination of employment, or in accordance with an executive’s specified date election. Mr. Rogers initially became eligible under the Transfer SRP when he transferred to a subsidiary of ours in 2007, and accrued benefits in 2008 when he transferred to another subsidiary. Benefit accruals under the Transfer SRP were frozen effective July 1, 2008.

Potential Payments upon Termination or Change of Control

The following narrative and table, together with other information in this proxy statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which our NEOs would be entitled upon termination of employment or a change of control.

The amounts discussed in the narrative and shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under the terms of our pension plans, described under Pension Benefits above.

The following narrative and table describe the potential payments and benefits under plans and arrangements as of December 31, 2013.

Welch, Pierson and Friel Agreements

For purposes of the Welch, Pierson and Friel Agreements, cause means:

•	commission of, or guilty plea or plea of no contest to, a felony or misdemeanor involving moral turpitude;

•	conduct that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with us;

•	negligence, bad faith or misconduct which causes material reputational or material economic harm to us;

•	continued refusal to substantially perform his or her essential duties under his or her employment agreement, which is not remedied after written notice; or

•	breach of the obligations under his or her employment agreement or Company policies which is not remedied after written notice.

For purposes of the Welch, Pierson and Friel Agreements, good reason to resign exists if, within 30 days after he or she knows (or has reason to know) of the occurrence of any of the following events, he or she provides written notice requesting that the Board cure the event, and the Board fails to cure the event (if curable) within 30 days following receipt of the notice:

•	material reduction in base salary;

•	material diminution in duties or responsibilities or the assignment of duties or responsibilities that materially impair his or her ability to perform the duties or responsibilities then assigned to him or her or normally assigned to the CEO, CFO or General Counsel, as applicable, in an enterprise of comparable size and structure; or

•	material breach of our obligations under the employment agreement.

If we terminate an executive’s employment for cause, if an executive resigns without good reason, or upon an executive’s death or disability or expiration of the term of his or her employment agreement, he or she is entitled to the following compensation:

•	within 10 business days following such termination, any unpaid base salary earned through the date of termination;

•	within 30 days following such termination, reimbursement for reasonable expenses incurred but not paid prior to such termination; and

•	any other or additional benefits (if any), in accordance with the then-applicable terms of any plan, program, agreement or other arrangement in which he or she participates.

If we terminate the employment of Mr. Welch, Mr. Pierson or Ms. Friel without cause or if he or she resigns for good reason, he or she is entitled to a severance amount equal to 150% of his or her annual rate of base salary immediately prior to the termination, payable in 18 monthly installments.

Under their respective employment agreements, Messrs. Welch and Pierson and Ms. Friel agreed not to divulge any confidential information or engage in any competitive business (as such terms are defined in their employment agreements) for 18 months following termination, solicit certain of our employees for 24 months following termination, or solicit any customer or cause any customer to terminate any business relationship with us for 18 months following termination. We may cease making severance payments to an executive if he or she breaches any of these restrictive covenants.

The Pierson Agreement provides for a retention bonus to be withdrawn from escrow under the conditions described in Compensation Discussion and Analysis—Description of Compensation Components—Signing and Retention Bonus for Mr. Pierson.

Executive Separation Guidelines

The Compensation Committee may provide severance and change of control compensation under the Guidelines. See Compensation Discussion and Analysis—Severance and Other Termination-of-Employment Benefits and Compensation Discussion and Analysis—Executive Separation Guidelines.

Restricted Stock Award Agreements

Our NEOs are parties to restricted stock award agreements. These agreements provide that if the NEO’s employment terminates prior to vesting due to death, disability or retirement at or after age 65, all of the unvested equity will immediately vest.

If the executive’s employment is terminated for any reason other than death, disability or retirement, all unvested stock awards will be forfeited unless otherwise determined by the Compensation Committee in its sole discretion. Upon a change of control, all unvested restricted Common Stock will immediately vest. Change of control is defined in the restricted stock agreements as:

•	a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, purchases or otherwise acquires our shares after the grant date that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of our stock;

•	a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) our shares after the grant date and as a result thereof becomes the beneficial owner of our shares having 35 percent or more of the total voting power of our stock; or

•	as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board before the date of such appointment or election.

The following table estimates of the value of payments and benefits that would become payable or accrue to our NEOs as of December 31, 2013 under the scenarios described below, in each case based on the assumptions described in the footnotes to the table.

		Type of Payment (1)(2)
Name	Type of Termination	Cash Severance ($)		Equity Awards ($)(3)	Other Payments ($)		Gross-Up and Excise Tax Payments ($)	Total Payments ($)
James L. Welch	Termination without Cause or for Good Reason	1,068,000		—	21,356	(4)	—	1,089,356
	Termination upon Death, Disability or Retirement	—		1,817,562	—		—	1,817,562
	Change of Control with No Termination, Death or Disability	—		1,817,562	—		—	1,817,562

Jamie G. Pierson	Termination without Cause or for Good Reason	918,000		—	104,356	(5)	—	1,022,356
	Termination upon Death, Disability or Retirement	—		908,781	—		—	908,781
	Change of Control with No Termination, Death or Disability	—		908,781	—		—	908,781

Michelle A. Friel	Termination without Cause or for Good Reason	655,500		—	21,356	(4)	—	676,856
	Termination upon Death, Disability or Retirement	—		860,979	—		—	860,979
	Change of Control with No Termination, Death or Disability	—		860,979	—		—	860,979

Thomas J. O’Connor	Termination without Cause or for Good Reason	281,744	(6)	—	19,377	(7)	—	301,121
	Termination upon Death, Disability or Retirement	—		434,250	—		—	434,250
	Change of Control with No Termination, Death or Disability	—		434,250	—		—	434,250

Scott D. Ware	Termination without Cause or for Good Reason	350,000	(6)	—	21,356	(7)	—	371,356
	Termination upon Death, Disability or Retirement	—		534,127	—		—	534,127
	Change of Control with No Termination, Death or Disability	—		534,127	—		—	534,127

(1)	Excludes payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under our pension plans, as described under Pension Benefits.
(2)	The value of the post-termination compensation included in the Cash Severance column for Messrs. O’Connor and Ware and the estimated value of COBRA continuation benefits included in the Other Payments column for all of our NEOs are contemplated by the Guidelines. The Guidelines provide that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Compensation Committee’s discretion. The Guidelines are intended to provide guidance only, are not binding on the Compensation Committee and do not create any entitlements for executives.

(3)	The information in this column reflects the value of restricted Common Stock that will vest upon the triggering event. The information excludes awards that were vested on December 31, 2013. Pursuant to our equity award agreements and applicable plans, all unvested restricted Common Stock will vest upon a change of control, death, disability or retirement. The payment was calculated based upon the $17.37 closing price of our Common Stock on December 31, 2013.
(4)	This amount represents the estimated value of COBRA continuation benefits for up to 18 months.
(5)	This amount represents the $83,000 balance of the retention bonus currently held in escrow and the estimated $21,356 value of COBRA continuation benefits for up to 18 months.
(6)	This amount represents post-termination compensation in an amount equal to 100% of annual base salary, payable in 12 monthly installments as contemplated by the Guidelines. The Guidelines are intended to provide guidance only, are not binding on the Compensation Committee and do not create any entitlements for executives.
(7)	This amount represents the estimated value of COBRA continuation benefits for up to 12 months.

Separation Agreement with Mr. Rogers

In connection with the termination of Mr. Rogers’ employment, we entered into a General Release and Separation Agreement (Separation Agreement) with Mr. Rogers in September 2013. Pursuant to the Separation Agreement, Mr. Rogers released us, our affiliates and other related persons from any and all suits, claims, demands and causes of action up to the date of the Separation Agreement. Mr. Rogers is entitled to a severance payment of $485,000, to be paid in monthly installments for twelve months from his termination date. Of this amount, $121,249 was paid in 2013, and the balance will be paid in 2014, subject to Mr. Rogers’ compliance with his obligations under the Separation Agreement. Mr. Rogers is also entitled to receive COBRA continuation coverage at the rate payable by active non-union employees through the end of the severance period or until he becomes entitled to other employer-provided health plan coverage. The estimated value of this benefit is $13,476. Mr. Rogers’ participation in other Company benefits, including pension, 401(k), retirement, disability, perquisite, employee assistance and equity plans, terminated, and all of Mr. Rogers’ unvested restricted Common Stock awards were forfeited, upon termination of his employment. In consideration of the benefits provided for in the Separation Agreement, Mr. Rogers agreed (i) not to compete with us for a period of twelve months following the conclusion of his employment, (ii) not to solicit any person who was serving as an employee or providing services to us at the time of, or within the twelve month period before or after, the termination of his employment, and (iii) not to solicit any person who was or is an existing or prospective customer of ours at the time of, or during the twelve months preceding, the termination of his employment.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 on our compensation plans under which equity securities are authorized for issuance. All share amounts have been adjusted to reflect our 1-for-300 reverse stock split on December 1, 2011. The table does not reflect issuances made during 2014 nor does it give effect to the proposed amendment and restatement of our 2011 Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by Stockholders	894,577	(1)	$3,680	(2)	853,810	(3)
Equity compensation plans not approved by Stockholders	—		—		—

Total	894,577		$3,680		853,810

(1)	Includes 33,102 shares issuable upon the exercise of stock options and 861,475 shares issuable upon vesting of restricted Common Stock and RSUs.
(2)	Does not take into account shares issuable upon vesting of restricted Common Stock or RSUs, which have no exercise price.
(3)	Represents 853,810 shares available for issuance under our 2011 Plan.

Audit & Ethics Committee Report

The Audit & Ethics Committee assists our Board of Directors in, among other things, fulfilling its oversight responsibility for our accounting and financial reporting, the effectiveness of our internal controls, and the quality and integrity of our financial statements.

The Audit & Ethics Committee has reviewed and discussed with management our audited financial statements and internal controls as of and for the year ended December 31, 2013.

The Audit & Ethics Committee has discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB.

The Audit & Ethics Committee has received the written disclosures and letter from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit & Ethics Committee about its independence, and has discussed with KPMG its independence from our Company.

Based on the reviews and discussions referred to above, the Audit & Ethics Committee has recommended to the Board that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2013.

By the Audit & Ethics Committee

Raymond J. Bromark, Chairman

Douglas A. Carty

Robert L. Friedman

Audit and Audit-Related Fees

The following fees were paid to KPMG for 2013 and 2012:

	KPMG 2013	KPMG 2012
Audit fees (1)	$2,601,085	$2,708,468
Audit related fees (2)	82,500	65,000
Tax fees	—	—
All other fees	—	—

Total	$2,683,585	$2,773,468

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consist of employee benefit plan audits.

Pursuant to the Audit & Ethics Committee charter, the Audit & Ethics Committee pre-approves all audit and non-audit services provided by our independent auditor. The Chairman of the Audit & Ethics Committee may pre-approve the provision of audit and non-audit services up to $100,000, provided that any approval by the Chairman must be reported to the full Audit & Ethics Committee at its next meeting. This delegation of authority was established to handle approval of audit and non-audit services prior to engagement of the independent auditor before the next scheduled Audit & Ethics Committee meeting. The Audit & Ethics Committee pre-approved all audit and audit-related services and fees for 2013. None of the services provided by our independent auditor were approved by the Audit & Ethics Committee pursuant to the exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

The Audit & Ethics Committee determined that the level of KPMG’s fees for providing audit-related services is compatible with maintaining KPMG’s independence.

Certain Relationships and Related Transactions

On February 20, 2013, we entered into an Advisory Agreement with MAEVA Group, LLC (MAEVA), a company owned and controlled by Harry J. Wilson and of which Mr. Wilson is Chairman and CEO. Mr. Wilson served until February 27, 2014 as a Series A Director appointed by the IBT and was not an independent director. The Advisory Agreement called for MAEVA to provide advisory, analytical, consulting and other services to us in connection with one or more potential transactions and/or other strategic initiatives. As compensation for its services, MAEVA was entitled to receive a $250,000 per month retainer fee for at least four months plus potential completion fees of $5.5 million.

Pursuant to the Advisory Agreement, we paid MAEVA $3.0 million in monthly retainer fees in 2013, and we paid a $5.5 million completion fee to MAEVA in January 2014 in connection with the completion of the 2014 Financing Transactions. Additionally in February 2014, we paid MAEVA an incremental fee of $3.5 million in recognition of its critical role and performance in designing and leading a series of highly complicated, challenging and interdependent transactions that were critical to the 2014 Financing Transactions that led to a capital structure with maturities extended until 2019. Although the Advisory Agreement originally was set to expire on December 31, 2013, management and the Board requested that MAEVA continue to advise us and the Board on the various transactions, so we continued to pay the monthly retainer for two additional months while the 2014 Financing Transactions came together. The Advisory Agreement and the fees paid to MAEVA in connection with the 2014 Financing Transactions were approved by the independent members of the Board.

Related Party Transaction Policies and Procedures

Our Board of Directors has adopted a Related Party Transaction Policy. Our Related Party Transaction Policy requires that a Related Party (as defined as in the policy) must promptly disclose to our General Counsel any Related Party Transaction (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved exceeds $120,000 during any 24-month period and the Related Party has or will have a direct or indirect interest or any business, consulting or professional relationship between a Related Party and a major supplier or customer) and all material facts with respect thereto. Our General Counsel will then promptly communicate that information to our Governance Committee. No Related Party Transaction will be consummated or will continue without the approval or ratification of our Governance Committee. If advance Governance Committee approval is not feasible, then the Related Party Transaction will be considered and may be ratified, modified or terminated as the Governance Committee may determine at its next regularly scheduled meeting. In determining whether to approve or ratify a Related Party Transaction, our Governance Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. It is our policy that directors interested in a Related Party Transaction will recuse themselves from any vote on a Related Party Transaction in which they have an interest.

PROPOSAL 2

ADVISORY PROPOSAL ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and in accordance with SEC rules, we are asking Stockholders to approve, on a non-binding basis, the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.

This advisory vote is not intended to address any specific element of executive compensation, but is instead intended to address the overall compensation of our NEOs as disclosed in this proxy statement. As selected by our Stockholders at the 2010 Annual Meeting and approved by our Board, advisory votes on executive compensation are held annually. The next scheduled advisory vote on executive compensation is at the 2015 Annual Meeting, and the next scheduled advisory vote on the frequency of future say-on-pay votes is at the 2016 Annual Meeting.

Executive compensation is an important issue for our Stockholders. As described in Compensation Discussion and Analysis, the Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and practices. The Compensation Committee has adopted an executive compensation program that supports our near- and long-term strategic objectives by attracting and retaining high caliber executives tasked with achieving continuous improvement in our operating results and motivating executives to achieve high levels of performance without excessive risk taking. Our Compensation Committee believes our executive officers should be compensated competitively consistent with our strategy, sound corporate governance principles, our particular circumstances and stakeholders’ interests.

We urge you to read Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Effect of the Proposal

This advisory resolution, commonly referred to as a say-on-pay resolution, is not binding on us, the Board or Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or Compensation Committee. Because we highly value the opinions of our Stockholders, however, our Board and Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Required Vote

Proposal 2 requires approval of a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE YRC WORLDWIDE INC. AMENDED AND RESTATED 2011 INCENTIVE AND EQUITY AWARD PLAN

General

The Board has approved for submission to a vote of our stockholders an amendment and restatement of the YRC Worldwide Inc. 2011 Incentive and Equity Award Plan (as amended and restated, the Plan), originally approved by stockholders in 2011, to increase the number of shares of Common Stock (Shares) authorized for issuance under the Plan. Approval of the amended and restated Plan would:

•	increase the number of Shares authorized for issuance under the Plan from 2,000,000 to 5,000,000 Shares;

•	increase the maximum share limitation under the Plan pursuant to which options designated as incentive stock options under Code Section 422 (incentive stock options) may be granted from 666,666 to 1,500,000 Shares;

•	increase the annual individual grant limitation from 250,000 to 625,000 Shares;

•	structure certain future awards based on the performance goals, as set forth in the Plan and described below, to qualify as deductible performance-based compensation under Code Section 162(m) for a five-year period; and

•	with respect to awards intended to qualify as performance-based compensation under Code Section 162(m), to the extent permitted, allow the Compensation Committee to exclude from the performance goals, or adjust the performance goals to reflect, the impact of an event or occurrence that the Compensation Committee determines should be appropriately excluded or adjusted, including (i) extraordinary or unusual items, (ii) events not directly related to our operations or not within the reasonable control of our management or (iii) changes in tax law or accounting principles.

In addition to the amendments described above, there are several additional amendments in the amended and restated Plan, including deletion of unnecessary provisions relating to indemnification of the Compensation Committee for actions taken in connection with the Plan, and an amendment to allow minor modifications to future awards to the extent they do not materially and adversely impair such awards.

On February 25, 2014, the Compensation Committee and the Board, subject to Stockholder approval, (a) authorized the adoption of the amended and restated Plan and (b) recommended that the amended and restated Plan be approved by our Stockholders. A copy of the text of the proposed amended and restated Plan is attached hereto as Appendix I.

As of March 10, 2014, 531,019 Shares remained available for future awards under the Plan. If our Stockholders approve the amended and restated Plan, the number of Shares remaining available for future awards under the Plan would increase to 3,531,019 Shares. As of March 10, 2014, we had 253,460 Shares subject to outstanding awards under the Plan, which, together with the 531,019 Shares available for future awards under the Plan, represented approximately 2.2% of our outstanding Common Stock on a fully-diluted basis on March 10, 2014 (based on 28,940,399 Shares outstanding, 33,102 Shares subject to outstanding stock options, 220,358 Shares subject to RSUs, 2,333,336 Shares issuable upon the conversion of the Convertible Preferred, 2,426,176 Shares issuable upon the conversion of the outstanding Series A Notes and 981,467 Shares issuable upon the conversion of the outstanding Series B Notes). The 3,000,000 new Shares proposed to be reserved for issuance under the amended and restated Plan would increase this Share overhang percentage by an additional 8.6% to 10.8% as of March 10, 2014.

The Board believes that our success is highly dependent on our ability to attract, retain and reward highly-qualified employees and non-employee directors and that by offering them the opportunity to receive equity and cash awards, we will enhance our ability to attract and retain such persons. The amended and restated Plan will provide sufficient Shares for issuance to allow us to continue to award equity-based incentive compensation to current and future directors, officers and employees. Accordingly, we are proposing that the Stockholders approve the amended and restated Plan.

In its determination to approve the amended and restated Plan, the Board considered the historical award levels and the number of Shares remaining available for future awards under the Plan. The total number of Shares awarded under the Plan was 291,033 in 2011, 674,068 in 2012 and 523,620 in 2013. Based on our historical grant practices, the Shares reserved for future awards under the Plan would be sufficient to cover awards only through 2015. If the amended and restated Plan is approved and we continue making awards consistent with our practices over the past three years, we estimate that the Shares available for future awards, including the 3,000,000 additional Shares, will be sufficient for awards through 2019.

The Plan authorizes the issuance of qualified performance-based compensation awards (both cash and stock-based) which are intended to meet the requirements of Code Section 162(m) for deductibility of executive compensation (qualified performance-based compensation). Code Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to certain covered employees. Qualified performance-based compensation is not subject to the $1 million deduction limit. A covered employee is any employee who as of the close of the tax year is the principal executive officer of the corporation or whose total compensation for that taxable year is required to be reported to stockholders under the Exchange Act by reason of such employee being among the three highest compensated officers for the tax year (other than the principal executive officer or the principal financial officer) (covered employee).

To qualify as qualified performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by, stockholders before the compensation is paid. Generally, stockholders are required to re-approve the criteria and the material terms of the plan every five years. If approved by our Stockholders at the Annual Meeting, the period during which the Plan will enable the Compensation Committee to grant qualified performance-based compensation awards under the Plan that are intended to be exempt from the deductibility limits of Code Section 162(m) will be extended for a new five-year period beginning in 2014.

If we do not obtain Stockholder approval of the amended and restated Plan, the current 2011 Incentive and Equity Award Plan (without giving effect to the proposed amendment and restatement) will remain in effect.

Highlights of the Amended and Restated 2011 Incentive and Equity Award Plan

The following highlights key terms of the Plan:

•	If Stockholders approve the Plan, the number of Shares authorized for issuance under the Plan will be 5,000,000 Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock.

•	Shares that are not issued pursuant to an Award (defined below), including due to forfeiture, termination, expiration, cash or net share settlement, or satisfaction of withholding taxes, and Shares surrendered for the payment of the exercise price or withholding taxes under Awards will be made available for grant under the Plan.

•	Options and SARs will have an exercise price not less than 100% of the fair market value of the underlying Common Stock on the grant date and an exercise term not to exceed ten years.

•	Awards tied to performance goals are subject to a one-year minimum performance measurement period (prorated in the case of a newly-hired employee), except in the event of a change of control.

•	The Compensation Committee cannot reduce the exercise price of outstanding options or SARs, replace an outstanding option or SAR with a new option or SAR with a lower exercise price, or cancel an option or SAR in exchange for cash or another type of Award (other than in connection with a substitute award as defined in the Plan or a change in control of our Company).

Description of the Amended and Restated 2011 Incentive and Equity Award Plan

The following summary is qualified in its entirety by reference to the proposed amended and restated Plan, a copy of which is attached as Appendix I. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Awards. The Plan permits the grant of options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance awards, dividend and dividend equivalent payments with respect to Shares covered by Awards, other stock-based awards and cash awards (each, an Award) to certain Eligible Persons (as defined below).

Eligibility. Certain employees designated by the Compensation Committee, non-employee directors, and consultants and independent contractors of ours (Eligible Persons) are eligible to receive grants of Awards under the Plan. The number of Eligible Persons as of the date of this proxy statement is estimated to be approximately 38,700 employees (including nine senior executives and approximately 38,691 other employees) and the seven current non-employee directors. The number of consultants and independent contractors eligible to participate in the Plan is not determinable.

Administration. Except with respect to Awards granted to non-employee directors, the Plan is administered by the Compensation Committee, unless the Board appoints another committee or person(s) for that purpose. With respect to Awards granted to non-employee directors, the Board serves as the committee, unless the Board appoints another committee or person(s) for that purpose. The Compensation Committee has authority and discretion to determine the Eligible Persons to whom Awards are granted (participants) and, subject to the provisions of the Plan, the terms of all Awards under the Plan. Pursuant to the Compensation Committee charter, the outside members of the Board approve Awards to the CEO. Subject to the provisions of the Plan, the Compensation Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Amended and Restated Plan. If the amendment and restatement of the Plan is approved by our Stockholders, the maximum number of Shares that may be issued under the Plan will be 5,000,000 Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock. The number of Shares delivered to us as payment for the exercise price of, or in satisfaction of withholding taxes arising from, options or other Awards granted under the Plan will be made available for grant under the Plan. If any restricted Shares are forfeited, or if any Award terminates, expires or is settled without all or a portion of the Shares covered by the Award being issued (including Shares withheld to satisfy withholding taxes), such Shares will again be available for the grant of additional Awards. Substitute awards do not count against the number of Shares that may be issued under the Plan. The maximum number of options or SARs which may be granted under the Plan to an Eligible Person during any calendar year is 625,000 Shares. The maximum number of Shares which may be granted to an Eligible Person who is a covered employee within the meaning of Code Section 162(m) during any calendar year in the form of a restricted stock award, restricted stock unit award, performance award or other stock-based award is 625,000. The closing price of our Common Stock as of March 10, 2014 was $24.53 per share.

Options. The Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are stock options that satisfy the requirements of Code Section 422. Nonqualified stock options are stock options that do not satisfy the requirements of Code Section 422. The exercise of an option permits the participant to purchase Shares from us at a specified exercise price per Share. The maximum number of Shares issuable upon the exercise of incentive stock options is 1,500,000 Shares. Options granted under the Plan are exercisable upon such terms and conditions as the Compensation Committee shall determine, subject to the terms of the Plan. The per Share exercise price of all options granted under the Plan may not be less than the fair market value of a Share on the grant date. The Plan provides that the term during which options may be exercised is determined by the Compensation Committee, except that no option may be exercised more than ten years after its grant date.

SARs (Stock Appreciation Rights). The Plan authorizes the Compensation Committee to grant SARs that are either related or unrelated to an option granted under the Plan. A SAR entitles the participant upon exercise to receive without cash payment to us, Shares, or a combination of cash and Shares, having a value equal to the appreciation in the fair market value of the Shares covered by the SAR from the grant date of the SAR (or, if the SAR relates to an option, the grant date of the related option). The period during which a SAR may be exercised is determined by the Compensation Committee, except that a SAR may not be exercised more than ten years after its grant date or the expiration of the option to which it relates.

Restricted Stock Awards. The Plan authorizes the Compensation Committee to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the Compensation Committee determines, subject to the terms of the Plan. These terms and conditions may provide, in the discretion of the Compensation Committee, for the vesting of restricted stock awards to be contingent upon the achievement of one or more performance goals, as described below.

Restricted Stock Units. Restricted stock unit awards granted under the Plan are contingent awards of Common Stock (or the cash equivalent thereof). Unlike restricted stock awards, Shares are not issued immediately upon the award of restricted stock units, but instead are issued upon the satisfaction of the terms and conditions specified by the Compensation Committee, subject to the terms of the Plan, including, if applicable, the achievement of performance goals.

Performance Awards. The Plan authorizes the grant of performance awards. Performance awards provide for payments of cash, or the issuance of Shares, options or SARs, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that the Compensation Committee establishes. The minimum period with respect to which performance goals are measured is one year (pro-rated in the case of a newly hired employee), except in the event of a change of control. For purposes of the limit on the number of Shares with respect to which an employee may be granted Awards during any calendar year, a performance award is deemed to cover the number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any employee pursuant to all performance awards granted to the employee during a calendar year is $5.0 million.

Cash Awards. The Plan permits the grant of cash Awards in each Performance Period (as defined below) to such senior executive officers and key employees as the Compensation Committee may determine, in its discretion. A Performance Period is our fiscal year, or other period designated by the Compensation Committee with respect to which the performance goals will be measured. The Compensation Committee will determine each participant’s performance goals for an applicable Performance Period, including any threshold, target or maximum amounts applicable to the cash Award. Following the end of the Performance Period, the Compensation Committee will determine the amount that each participant earned based on the participant’s achievement of the performance goals.

The Compensation Committee may make adjustments in the performance goals to compensate for any changes that significantly alter the basis upon which the goals were determined. The Compensation Committee also may make reductions, in its sole discretion, to the amounts of any cash Awards as needed to achieve fair and equitable distribution of cash Awards. Payments of cash Awards will be paid in cash only after the Compensation Committee’s approval. Payments will be made no later than two and one-half months following the end of the applicable Performance Period, unless the participant defers receipt pursuant to a Company-sponsored deferred compensation plan, arrangement or agreement. The maximum aggregate amount of any performance-based cash

Award that may be paid in any one calendar year to a participant who is a covered employee subject to Code Section 162(m) shall not exceed $5.0 million.

Dividends and Dividend Equivalents. The terms of an Award may, at the Compensation Committee’s discretion, provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares that the Award covers. These payments may either be made currently or credited to any account established for the participant, and may be settled in cash or Shares, as determined by the Compensation Committee.

Other Stock-Based Awards. The Plan authorizes the grant of stock-based awards other than those described herein. These Awards are referred to in the Plan as other stock-based awards and have such terms and conditions as the Compensation Committee may determine, subject to the terms of the Plan. The terms and conditions may provide for the payment or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Performance Goals. As described above, the terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified performance goals that the Compensation Committee establishes. For this purpose, the term performance goals means performance goals that the Compensation Committee establishes that may be based on:

•	accounts receivable targets;

•	achievements of balance sheet or income statement objectives;

•	cash flow (including but not limited to operating cash flow and free cash flow);

•	comparison to stock market indices;

•	customer and/or employee satisfaction metrics and achievements of customer and/or employee satisfaction goals;

•	dividend payments;

•	earnings (including before or after taxes, interest, depreciation, and amortization);

•	earnings growth;

•	earnings per share;

•	economic value added;

•	environment, health or safety measures;

•	expenses;

•	implementation or completion of one or more projects or transactions;

•	improvement of financial ratings;

•	internal rate of return;

•	margins (including but not limited to gross or net operating margins);

•	market share;

•	net asset value;

•	net income;

•	net operating profit after taxes (NOPAT);

•	NOPAT growth;

•	operating efficiency;

•	operating income;

•	operating measures (including but not limited to yield and volume);

•	pro forma income;

•	regulatory compliance;

•	return measures (including but not limited to return on assets, designated assets, capital, committed capital, equity, net capital employed, sales or stockholders’ equity, and return versus our cost of capital);

•	revenues;

•	sales;

•	sales growth;

•	satisfactory internal or external audits;

•	stock price (including but not limited to growth measures and total stockholder return);

•	working capital; or

•	any other objective goals that the Compensation Committee establishes.

The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. These performance goals may be particular to an Eligible Person or the department, branch, affiliate, or division in which the Eligible Person works, or may be based on our performance, the performance of one or more affiliates, or the performance of a department, branch or division of our Company or one or more of our affiliates, and covers the period the Compensation Committee may specify.

Capital Adjustments. Upon a change in the outstanding Common Stock by reason of a stock dividend, stock split, or reverse stock split (capital stock change), unless otherwise determined by the Compensation Committee on or prior to the date of the capital stock change, each of the following shall, automatically and without need for Compensation Committee action, be proportionately adjusted:

•	the number of Shares subject to outstanding Awards;

•	the per Share exercise price of options and the per Share base price upon which payments under SARs that are not related to options are determined;

•	the aggregate number of Shares as to which Awards thereafter may be granted under the Plan; and

•	the maximum number of Shares with respect to which an employee may be granted Awards during any calendar year.

If our outstanding Common Stock changes as a result of a capital stock change, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation or liquidation, the Compensation Committee shall, as it deems equitable in its discretion, substitute or adjust:

•	the number and class of securities subject to outstanding Awards;

•	the type of consideration to be received upon exercise or vesting of an Award;

•	the exercise price of options and base price upon which payments under SARs that are not related to options are determined;

•	the aggregate number and class of securities for which Awards may be granted under the Plan; or

•	the maximum number of securities with respect to which an employee may be granted Awards during any calendar year.

In the event of a merger or consolidation to which we are a party, the Compensation Committee may take any action it deems necessary to prevent the enlargement or diminishment of participants’ rights under the Plan and outstanding Awards and may cause any Award granted under the Plan to be cancelled in consideration of a cash payment equal to the fair value of the cancelled Award, as determined by the Compensation Committee in its discretion.

Exercise of Options or SARs. An option or SAR may be exercised by a participant delivering to us a notice of exercise and, in the case of options, full payment for the Shares with respect to which the option is exercised. To the extent authorized by the Compensation Committee or provided for in the award agreement, payment may be made (a) by delivery of unencumbered Shares valued at fair market value on the date of exercise, (b) pursuant to a broker-assisted cashless exercise or (c) by us withholding Shares that would otherwise be issued in connection with the exercise of the option (net exercise).

Under the net exercise provisions, a participant may surrender to us an option (or a portion of the option) that has become exercisable and receive a whole number of Shares valued as the difference of (a) the fair market value of the Shares subject to the option that is being surrendered over (b) the exercise price, plus any amount for fractional Shares.

No Loans. The Plan expressly prohibits Company loans to our executive officers and directors, including without limitation a loan in conjunction with the exercise of an option or SAR.

Transferability. Awards granted under the Plan may not be transferred, assigned, alienated or encumbered, except as otherwise provided in the agreement relating to an Award to (a) a participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (a) are the only partners, members or shareholders or (d) for charitable donations.

Termination and Amendment. The Board may amend or terminate the Plan at any time. However, after the Plan has been approved by our Stockholders, the Board may not amend or terminate the Plan without the approval of (a) our Stockholders (i) if the amendment relates to the re-pricing of options or SARs or (ii) if Stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected participant if the amendment or termination would adversely affect the participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-pricing. The Compensation Committee may modify the terms of outstanding Awards. However, except to reflect capital stock changes, neither options nor SARs may be (a) modified to reduce their exercise price, (b) cancelled or surrendered in consideration for the grant of new options or SARs with a lower exercise price or (c) cancelled or surrendered in exchange for cash or another Award (other than in connection with a substitute award or a change of control).

Substitution of Awards. Awards may, in the Compensation Committee’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by us or one of our affiliates. Substitute Awards do not count against (a) the Shares subject to issuance under the Plan or (b) the limit on Shares that may be granted to an Eligible Person in a calendar year, except to the extent the Compensation Committee determines that counting substitute Awards against such limit on Shares is required for Awards to be eligible to qualify as performance-based compensation within the meaning of Code Section 162(m).

Withholding. We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to us, (b) withholding of Shares otherwise issuable pursuant to an Award, or (c) delivery to us by the participant of unencumbered Shares.

Term of the Plan. Unless sooner terminated by the Board, the Plan will terminate on September 26, 2021. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Clawback. Awards granted under the Plan are subject to cancellation, forfeiture or recovery in accordance with our executive compensation recovery policy, or any other compensation recovery policy that we may adopt after the date of the Plan, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Plan Benefit Information. Except as described under — Interests of Certain Persons in the Proposal, the Compensation Committee and the outside members of the Board (with respect to the CEO) have the sole discretion, subject to the terms of the Plan, to determine who will be granted Awards, as well as the size and types of such Awards under the Plan. For this reason, the number of options, SARs, restricted stock awards, restricted stock units, performance awards or dividend and dividend equivalents, or other cash or stock-based awards that might be received by participants under the Plan in the future is not determinable.

Aggregate Past Awards Under the Plan. The table below describes the number of equity Awards since inception that have been granted under the Plan to: (i) each of our named executive officers, (ii) our current executive officers as a group, (iii) our current non-employee directors as a group, (iv) our director nominees, (v) each other person who received or is to receive 5% of such equity awards and (vi) our non-executive employees as a group:

Persons or Groups of Persons	Number of Restricted Shares	Number of RSUs
Named Executive Officers:
James L. Welch	439,768	—
Jamie G. Pierson	197,999	—
Michelle A. Friel	138,555	—
Thomas J. O’Connor	36,000	—
Scott Ware	47,000	—
Jeffrey A. Rogers	108,550	—
All current executive officers as a group	1,002,455	—
All current non-employee directors as a group	—	236,201
Director Nominees:
Raymond J. Bromark	—	33,743
Douglas A. Carty	—	33,743
Matthew A. Doheny	—	33,743
Robert L. Friedman	—	33,743
James E. Hoffman	—	33,743
Michael J. Kneeland	—	33,743
James F. Winestock	—	33,743
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All non-executive employees as a group	724,196	—

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 3 as a result of their being members of a class that is eligible to receive future grants. James L. Welch, our Chief Executive Officer, Jamie G. Pierson,

our Executive Vice President & Chief Financial Officer, and Michelle A Friel, our Executive Vice President, General Counsel & Secretary, each has an interest in this proposal because they have employment agreements that provide for future Awards under the Plan based on a specified percentage of our outstanding fully-diluted shares of Common Stock on the applicable grant date. See Executive Employment Agreements.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ. The rules concerning the federal income tax consequences of Awards granted and to be granted pursuant to the Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the United States federal income tax consequences with respect to such grants. In addition, the following discussion does not describe any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the Shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the fair market value of such Share on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Gain recognized on a disposition in excess of the ordinary income resulting therefrom will be capital gain.

Nonqualified Stock Options, SARs, Restricted Stock Units and Performance Awards. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, restricted stock unit or performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of a restricted stock unit or performance award, on the date of payment of the Award in cash and/or Shares. In general, the amount of ordinary income required to be recognized is: (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price; and (b) in the case of a SAR, restricted stock unit or performance award, the amount of cash or the fair market value of any Shares received.

Restricted Stock. Restricted Shares awarded under the amended and restated Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a participant who is granted restricted Shares makes an election under Code Section 83(b) as described below, the participant is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted Shares on that date over the amount, if any, paid for those Shares. If a participant makes a Code Section 83(b) election, he or she will recognize ordinary income on the date the restricted Shares are awarded equal to the fair market value of the Shares on the date of award minus the amount, if any, paid for the Shares. In that case, the participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards. The tax consequences of a grant of an other stock-based Award will depend on the nature of the Award. Generally, a participant who purchases Shares pursuant to an Award must include in ordinary income the difference, if any, between the amount paid for the Shares and the fair market value of the Shares on the purchase date. If Shares are issued outright pursuant to an Award, the participant must recognize ordinary income equal to the fair market value of the Shares on the issuance date.

Cash Awards. Cash Awards will be included in a participant’s taxable income at the time of payment and are subject to applicable withholding payments.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a disqualifying disposition), a participant generally will be required to recognize ordinary income upon the disposition, as described about with respect to incentive stock options.

Deductibility by the Company. We generally are not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other Award, we generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Certain Other Tax Issues. Subject to certain exceptions, Code Section 162(m) disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain covered employees to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed with the intention of allowing the grant of Awards that qualify under an exception to the deduction limit of Code Section 162(m) for qualified performance-based compensation. Furthermore, if the exercisability or vesting of any Award is accelerated because of a change in control, such Award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Code Section 280G, that may be subject to excise taxes. Officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences of their Awards. The Plan is not subject to any requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not, nor is it intended to be, qualified under Code Section 401(a).

Compliance with Code Section 409A. The Plan and each Award under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent. Code Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Code Section 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Code Section 409A may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate.

Required Vote

Proposal 3 requires approval of a majority of the votes cast by the Stockholders present in person or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit & Ethics Committee has appointed KPMG as our independent registered public accounting firm for 2014. KPMG has confirmed to the Audit & Ethics Committee that they are independent accountants with respect to us.

Our Board submits the Audit & Ethics Committee’s appointment of our independent auditor for ratification by Stockholders at each annual meeting. Representatives of KPMG will be present at this Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Effect of the Proposal

Although Stockholder ratification is not required, if Stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm for 2014, the Audit & Ethics Committee will reconsider the appointment.

Required Vote

Proposal 4 requires approval of a majority of the votes cast by Stockholders present in person or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

Other Matters

Our Board does not intend to bring any other business before the Annual Meeting and is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote in accordance with their best judgment.

Appendix I

YRC WORLDWIDE INC.

AMENDED AND RESTATED 2011 INCENTIVE AND EQUITY AWARD PLAN

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

1.2. “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Agreement.

1.3. “Automatic Adjustment Event” means a change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other similar transaction.

1.4. “Award” means a grant of:

(a)	an Option;

(b)	a SAR;

(c)	Restricted Stock;

(d)	a Restricted Stock Unit;

(e)	a Performance Award;

(f)	an Other Stock-Based Award; or

(g)	a Cash Award.

1.5.	“Board” means the Board of Directors of the Company.

1.6.	“Cash Award” means a cash incentive payment described in Section 14.

1.7.	“Code” means the Internal Revenue Code of 1986, as amended.

1.8. “Committee” means the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, (b) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder, and (c) an “independent director” under the rules of the principal securities market on which the Company’s Shares are traded. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee. In its sole discretion, the Committee may delegate to a committee, a subcommittee or one or more persons the authority to grant or amend Awards to Participants other than Awards to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “covered employees” within the meaning of Section 162(m) of the Code. The Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of independent outside directors. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board unless the Board determines otherwise.

1.9. “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.10. “Company” means YRC Worldwide Inc. and any successor thereto.

1.11. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or SAR in accordance with the terms of Section 8.

1.12. “Date of Grant” means the date on which an Award is granted under this Plan.

1.13. “Eligible Person” means any person who is:

(a) an Employee;

(b) hired to be an Employee;

(c) a Non-Employee Director; or

(d) a consultant or independent contractor to the Company or an Affiliate.

1.14. “Employee” means any person that the Committee determines to be an employee of the Company or an Affiliate.

1.15. “Exercise Price” means the price per Share at which an Option may be exercised.

1.16. “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.17. “Incentive Stock Option” means an Option granted under this Plan that the Committee designates as an incentive stock option under Section 422 of the Code.

1.18. “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.19. “Nonqualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.20. “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.21. “Option Period” means the period during which an Option may be exercised.

1.22. “Other Stock-Based Award” means an Other Stock Based Award as defined in Section 13.

1.23. “Participant” means an Eligible Person who has been granted an Award hereunder.

1.24. “Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 11.

1.25. “Performance Goals” means performance-based goals that the Committee establishes, which may be based on:

(a) accounts receivable targets;

(b) satisfactory internal or external audits;

(c) achievement of balance sheet or income statement objectives;

(d) cash flow (including but not limited to operating cash flow and free cash flow);

(e) customer and/or employee satisfaction metrics and achievement of customer and/or employee satisfaction goals;

(f) dividend payments;

(g) earnings (including before or after taxes, interest, depreciation, and amortization);

(h) earnings growth;

(i) earnings per share;

(j) economic value added;

(k) expenses;

(l) improvement of financial ratings;

(m) internal rate of return;

(n) market share;

(o) net asset value;

(p) net income;

(q) margins (including but not limited to gross or net operating margins);

(r) net operating profit after taxes (“NOPAT”);

(s) sales growth;

(t) NOPAT growth;

(u) operating income;

(v) operating efficiency;

(w) pro forma income;

(x) regulatory compliance;

(y) return measures (including but not limited to return on assets, designated assets, capital, committed capital, net capital employed, equity, sales, or stockholder equity, and return versus the Company’s cost of capital);

(z) revenues;

(aa) sales;

(bb) stock price (including but not limited to growth measures and total stockholder return);

(cc) comparison to stock market indices;

(dd) implementation or completion of one or more projects or transactions;

(ee) working capital;

(ff) environment, health or safety measures;

(gg) operating measures (including but not limited to yield and volume); or

(hh) any other objective goals that the Committee establishes.

In the case of an Award that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Performance Goals shall be limited to (a) through (gg) above. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, and may be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable). Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or a department, branch or division of the Company or one or more Affiliates, and may cover such period as the Committee may specify. With respect to Awards that are intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the

Code, to the extent permitted, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) a change in tax law or accounting standards required by generally accepted accounting principles.

1.26. “Performance Period” means the fiscal year of the Company or other period designated by the Committee with respect to which the Performance Goals will be measured.

1.27. “Plan” means this YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan, as amended from time to time

1.28. “Related Option” means an Option in connection with which, or by amendment to which, a SAR is granted.

1.29. “Related SAR” means a SAR granted in connection with, or by amendment to, an Option.

1.30. “Restricted Stock” means Shares granted under this Plan pursuant to the provisions of Section 9.

1.31. “Restricted Stock Units” means an award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to the provisions of Section 10.

1.32. “SAR” means a stock appreciation right granted under this Plan in accordance with the terms of Section 7.

1.33. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.34. “Share” means a share of Common Stock.

1.35. “Substitute Award” means an Award granted under this Plan pursuant to the provisions of Section 18.2.

1.36. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.37. “Construction”. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including (without limitation).”

2. Purpose. This Plan is effective September 26, 2011 (the “effective date”) subject to the approval of the Company’s stockholders. The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to align interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, and any Performance Goals applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of this Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility. Awards may be granted only to Eligible Persons.

5. Stock Subject to Plan.

5.1. Number of Shares. Subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued under this Plan is 5,000,000 Shares, provided that Substitute Awards shall not be counted against the maximum number of Shares. Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 1,500,000. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions or otherwise.

5.2. Maximum Grant. The maximum number of Options or SARs which may be granted to an Eligible Person during any calendar year is 625,000. The maximum number of Shares which may be granted to an Eligible Employee who is a “covered employee” within the meaning of Section 162(m) of the Code during any calendar year with respect to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award shall be 625,000.

5.3. Adjustments to Number of Shares. If any Shares subject to an Award are forfeited, if an Award otherwise terminates or expires without all of the Shares covered by the Award being issued or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all of the Shares subject to the Award (including Shares not issued to satisfy withholding taxes or to satisfy the exercise price of an Award), the Shares shall, to the extent of such forfeiture, termination, expiration, cash settlement or non-issuance, again be available for the grant of Awards under this Plan. In the event that any Option or other Award is exercised through the tendering of Shares (either actually or by attestation), or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation), then the Shares so tendered shall be available for the grant of Awards under this Plan. Notwithstanding the foregoing, no Shares may again be awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

6. Options.

6.1. Types of Option Grants. Options granted under this Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee designates; provided, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2. Exercise Price. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Stockholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3. Option Exercise Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

7. SARs.

7.1. Terms and Conditions of SAR. A SAR granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2. Grant of SAR. A SAR may be granted under this Plan:

(a) in connection with, and at the same time as, the grant of an Option under this Plan;

(b) by amendment of an outstanding Option granted under this Plan; or

(c) independently of any Option granted under this Plan.

A SAR described in clause (a) or (b) of the preceding sentence is a Related SAR. A Related SAR may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3. Exercise of SAR. A SAR may be exercised in whole or in part as provided in the applicable Agreement. Subject to the terms of the Agreement, a SAR entitles a Participant to receive, upon exercise and without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the SAR exercised multiplied by an amount equal to the excess of:

(a) the Fair Market Value on the Date of Exercise of the SAR; over

(b) either (i) the Fair Market Value on the Date of Grant (or such amount in excess of the Fair Market Value as the Committee may specify) of the SAR if it is not a Related SAR, or (ii) the Exercise Price as provided in the Related Option if the SAR is a Related SAR.

7.4. SAR Exercise Period. The Committee shall determine the period during which a SAR may be exercised, which period shall be specifically set forth in the Agreement; provided, that:

(a) a SAR will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related SAR, the expiration of the Related Option; and

(b) a Related SAR that is related to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5. Share Adjustment with Related SAR or Related Option. The exercise, in whole or in part, of a Related SAR shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related SAR is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related SAR equal to the number of Shares with respect to which the Related Option is exercised.

8. Exercise of Options and SARs. An Option or SAR may be exercised, in whole or in part and subject to the terms of the applicable Agreement evidencing the Award, by the Participant’s delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by:

8.1. the Participant’s full payment for the Shares with respect to which the Option is exercised; or

8.2. to the extent provided in the applicable Agreement or otherwise authorized by the Committee;

(a) payment may be effected by irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option (a broker-assisted cashless exercise);

(b) payment may be made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to another option or other award granted under this Plan or under any other compensation plan maintained by the Company or any Affiliate, the Shares shall have been held for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise; or

(c) payment may be made by the Company withholding Shares that would otherwise be issued in connection with the exercise of the Option.

9. Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a change of control.

10. Restricted Stock Unit Awards. Each grant of Restricted Stock Units under this Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a change of control.

11. Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares or Awards contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a change of control, and (b) contains such other terms and conditions as the Committee may specify. For purposes of Section 5.2, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $5 million.

12. Dividends and Dividend Equivalents. The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee. Notwithstanding the foregoing, any dividend or dividend equivalent payments relating to Performance Awards or other Awards which vest based on the achievement of Performance Goals shall only be earned to the extent the Performance Goals are met with respect to the applicable Award to which such dividend or dividend equivalents relate.

13. Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in this Plan, including the offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a change of control.

14. Cash Awards.

14.1. Eligibility. For each Performance Period, the Committee may determine, in its discretion, which senior executive officers and key employees will be eligible for a Cash Award.

14.2. New Hires and Changes in Position. Individuals hired or promoted during a Performance Period into a position appropriate for a Cash Award may either participate in the already existing period on a pro-rated basis or be held out until the beginning of the next Performance Period. Each Participant who transfers into a position no longer appropriate for a Cash Award may either continue to participate in the already existing Performance Period, participate on a pro-rated basis up to the date of the transfer or cease participation for the entire Performance Period.

14.3. Terminations. Participants who terminate their employment during the Performance Period or prior to the payment of a Cash Award may be entitled to a prorated Cash Award if such termination is by reason of death, disability, retirement or involuntary termination without cause, all as determined in accordance with the Company’s normal policies, any applicable employment agreement or as the Committee or a delegated officer determines. Participants who terminate employment during the Performance Period or prior to the payment of the Cash Award for any other reason will forfeit their Cash Award, unless the Committee or a delegated officer determines otherwise.

14.4. Determining Amount of the Cash Award. The Committee will determine each Participant’s Performance Goals for an applicable Performance Period, including any threshold, target or maximum amounts applicable to the Cash Award. Following the end of the Performance Period, the Committee will determine the amount that each Participant earned based on the Participant’s achievement of the Performance Goals. Each Cash Award shall be evidenced by a notation on the Company’s books and records and shall be subject to the terms and conditions as the Committee prescribes in its sole discretion.

14.5. Adjustment of Cash Awards. The Committee may make adjustments in the Performance Goals to compensate for any changes that significantly alter the basis upon which the goals were determined. The Committee also may make reductions, in its sole discretion, to the amounts of any Cash Awards as needed to achieve fair and equitable distribution of Cash Awards. These reductions may be made before or after the end of the Performance Period. The Committee may reduce the amount of a Cash Award if a Participant fails to achieve applicable individual objectives or milestones.

14.6. Timing of Payment. Payments of Cash Awards will be paid in cash only after the Committee’s approval. Payments will be made no later than two and one-half months following the end of the applicable Performance Period, unless the Participant defers receipt pursuant to a Company-sponsored deferred compensation plan, arrangement or agreement.

14.7. Maximum Payment. The maximum aggregate amount of any performance-based Cash Award that the Company or its Affiliates may pay in any one calendar year to a Participant who is a “covered employee” subject to Section 162(m) of the Code shall not exceed $5 million.

14.8. Other Restrictions. The Committee shall have the power to impose any other restrictions on Cash Awards as it may deem necessary or appropriate to ensure that such Cash Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

15. Capital Events and Adjustments.

15.1. Automatic Adjustments. Unless otherwise determined by the Committee on or prior to the date of an Automatic Adjustment Event, upon the occurrence of an Automatic Adjustment Event, each of the following shall, automatically and without need for Committee action, be proportionately adjusted:

(a) the number of Shares subject to outstanding Awards;

(b) the per Share Exercise Price of Options and the per Share base price upon which payments under SARs that are not Related SARs are determined;

(c) the aggregate number Shares as to which Awards thereafter may be granted under this Plan; and

(d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

15.2. Discretionary Adjustments. Subject to Section 15.1, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall, as it deems equitable in its discretion, provide for a substitution for or adjustment in:

(a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards;

(b) the Exercise Price of Options and the base price upon which payments under SARs that are not Related SARs are determined;

(c) the aggregate number and class of securities for which Awards thereafter may be granted under this Plan; and

(d) the maximum number of securities with respect to which an Employee may be granted Awards during any calendar year.

Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under this Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as the Committee determines in its discretion.

16. Deferrals. Subject to Section 25.8, the Committee may permit or require a Participant to defer the Participant’s receipt of Shares or cash that would otherwise be due to the Participant pursuant to the terms of an Award upon such terms and conditions as the Committee may establish.

17. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, that after the stockholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (a) the Company’s stockholders to the extent (i) the amendment relates to clause (b) of Section 18.1 or (ii) applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

18. Modification, Substitution of Awards.

18.1. Modification of Awards; No Reduction in Exercise Price. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair, or for Awards granted after April 29, 2014, materially and adversely impair, any of the Participant’s rights or obligations under the Award, and (b) subject to Section 15, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, (ii) a SAR be modified to reduce the applicable Exercise Price (in the case of a Related SAR) or base price (in the case of other SARs), (iii) an Option or SAR be cancelled or surrendered in consideration for the grant of a new Option or SAR with a lower Exercise Price or base price, or (iv) an Option or SAR be cancelled or surrendered in exchange for cash or another Award (other than in connection with a Substitute Award or a change in control of the Company).

18.2. Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent the Committee determines that counting Substitute Awards under Section 5.2 is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Further, any shares available under a stockholder approved plan of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates, may be used for Awards under this Plan and shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent required by the rules of the principal securities market on which the Company’s shares are traded.

19. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

20. Stockholder Approval. This Plan and any amendments to the Plan requiring stockholder approval pursuant to Section 17 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

21. Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. In accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:

21.1. tendering a cash payment;

21.2. authorizing the Company to withhold Shares otherwise issuable to the Participant; or

21.3. delivering to the Company already-owned and unencumbered Shares.

22. No Loans. Notwithstanding any other provision of this Plan to the contrary, no loans will be permitted by the Company to the Company’s designated executive officers or directors, including without limitation a loan in conjunction with the exercise of an Option or SAR.

23. Term of Plan. Unless the Board terminates this Plan pursuant to Section 17 on an earlier date, this Plan shall terminate on the date that is ten years after the effective date of the Plan as set forth in Section 2, and no Awards may be granted after such termination date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

24. Section 162(m) of the Code Limitations. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award granted to a “covered employee” within the meaning of Section 162(m) of the Code which is intended to satisfy the “performance-based compensation” exception set forth in Section 162(m)(4)(C) of the Code, such Award shall be conditioned on the achievement of one or more Performance Goals established by the Committee generally within 90 days of the commencement of the applicable Performance Period (provided that the outcome of the Performance Goals is substantially uncertain at the time the Performance Goals are established) and shall otherwise comply with the requirements of Section 162(m) of the Code. The Committee may not adjust upwards the amount of any such Award, nor may it waive the achievement of the applicable Performance Goals, except to the extent that Section 162(m) of the Code permits.

25. General Provisions.

25.1. No Legal or Equitable Rights Conferred. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

25.2. Power of Company to Issue Awards or Adopt Other Plans. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

25.3. Non-Transferability of Awards. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders or (d) for charitable donations.

25.4. Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

25.5. Award Restrictions. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

25.6. Regulatory Approvals and Compliance with Securities Laws. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

25.7. Non-certificated Award; No Fractional Shares. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

25.8. Section 409A of the Code. Awards shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in the Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under the Plan or an Agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant’s date of termination or, if earlier, the Participant’s death.

25.9. Clawback. Notwithstanding any provision in this Plan to the contrary, Awards granted under this Plan shall be subject to cancellation, forfeiture and recovery in accordance with the YRC Worldwide Executive Compensation Recovery Policy, as the same may be amended from time to time, or any other compensation recovery policy that may be adopted by the Company after the date hereof, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

10990 ROE AVENUE OVERLAND PARK, KS 66211

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M65836-P46798                KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

YRC WORLDWIDE INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of YRC Worldwide Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2, 3 and 4. All matters are proposed by the Company.				All	All	Except

				☐	☐	☐

1.	Election of Directors
Nominees:
	01)	Raymond J. Bromark	05) Michael J. Kneeland
	02)	Matthew A. Doheny	06) James L. Welch
	03)	Robert L. Friedman	07) James F. Winestock
	04)	James E. Hoffman
									For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.								☐	☐	☐
3.	The approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan.								☐	☐	☐
4.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

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M65837-P46798

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James L. Welch and Michelle A. Friel, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock, Series A Voting Preferred Stock, Class A Convertible Preferred Stock entitled to vote, 10% Series A Convertible Notes due 2015 and 10% Series B Convertible Notes due 2015 of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s Corporate Headquarters, 10990 Roe Avenue, Overland Park, Kansas, on April 29, 2014 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)

10990 ROE AVENUE OVERLAND PARK, KS 66211

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 22, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 22, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 22, 2014 in order to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65840-P46798                KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

YRC WORLDWIDE INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of YRC Worldwide Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2, 3 and 4. All matters are proposed by the Company.				All	All	Except

				☐	☐	☐

1.	Election of Directors
Nominees:
	01)	Raymond J. Bromark	05) Michael J. Kneeland
	02)	Matthew A. Doheny	06) James L. Welch
	03)	Robert L. Friedman	07) James F. Winestock
	04)	James E. Hoffman
									For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.								☐	☐	☐
3.	The approval of the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan.								☐	☐	☐
4.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Website available 24 hours a day, 7 days a week

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the Company money.

Just follow the instructions on your Proxy Card.

Participants in the Teamster-National 401(k) Savings Plan have the right to direct the Board of Trustees of the Teamster-National 401(k) Savings Plan regarding how to vote the shares of YRC Worldwide Inc. common stock attributable to these individual accounts at the Annual Meeting of Stockholders to be held April 29, 2014.

Shares attributable to participant accounts will be voted as directed. If a participant’s vote is not received by April 22, 2014, shares attributable to that participant’s account will be voted in proportion to directions received from other plan participants. Participant votes are tabulated confidentially.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on April 29, 2014:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M65841-P46798

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James L. Welch and Michelle A. Friel, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s Corporate Headquarters, 10990 Roe Avenue, Overland Park, Kansas, on April 29, 2014 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)